OFFER TO PURCHASE FOR CASH 650,000
ORDINARY SHARES
of

TTI TEAM TELECOM INTERNATIONAL LTD.

at
$6.00 NET PER SHARE
by

TEAM SOFTWARE INDUSTRIES LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK TIME,
 ON MONDAY, MARCH 10, 2003, UNLESS THE OFFER IS EXTENDED.

We are offering to purchase for cash 650,000 ordinary shares, par value NIS 0.50 per share, of TTI Team Telecom International Ltd. at the price of $6.00 per share, net to you, in cash, without interest.  This price represents a premium of approximately 36% over the closing price of TTI’s ordinary shares on February 6, 2003, the last trading day before the commencement of the offer.  As of December 31, 2002, there were 11,872,049 shares outstanding.  TTI’s shares are quoted on the Nasdaq National Market, under the symbol “TTIL”.

THE OFFER IS SUBJECT TO THE CONDITIONS DESCRIBED IN SECTION 12.  THE PRINCIPAL CONDITIONS ARE THAT:

•

AT LEAST 650,000 SHARES ARE VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER, SUCH THAT FOLLOWING THE CONSUMMATION OF THE OFFER WE OWN AT LEAST 50.22% OF THE OUTSTANDING ORDINARY SHARES OF TTI; AND

•

IN ACCORDANCE WITH ISRAELI LAW, THE AGGREGATE NUMBER OF SHARES TENDERED MUST EXCEED THE NUMBER OF SHARES REPRESENTED BY NOTICES OF OBJECTION TO THE CONSUMMATION OF THE OFFER.

THE OFFER IS NOT CONDITIONED ON OUR OBTAINING FINANCING OR THE APPROVAL OF THE BOARD OF DIRECTORS OF TTI.

PLEASE READ SECTION 12, WHICH SETS FORTH IN FULL THE CONDITIONS TO THE OFFER.

IF MORE THAN 650,000 SHARES ARE TENDERED, WE WILL PURCHASE A PRO RATA NUMBER OF SHARES FROM ALL TENDERING SHAREHOLDERS, SO THAT WE WOULD PURCHASE NO MORE THAN 650,000 SHARES.

WE RESERVE THE RIGHT, IN OUR SOLE DISCRETION, TO PURCHASE MORE THAN 650,000 ORDINARY SHARES PURSUANT TO THE OFFER, SUBJECT TO APPLICABLE LAW.

____________________

IMPORTANT

If you wish to tender all or any part of your shares prior to the expiration of the offer, you should either (1) complete and sign the letter of transmittal (or a facsimile thereof) in accordance with the instructions in the letter of transmittal included with this offer to purchase, have your signature thereon guaranteed if required by Instruction 1 to the letter of transmittal, mail or deliver the letter of transmittal (or such facsimile thereof) and any other required documents to the Depositary (as defined herein) and either deliver the certificates for such shares to the Depositary along with the letter of transmittal (or a facsimile thereof), or deliver such shares pursuant to the procedures for book-entry transfers set forth in Section 3 of this offer to purchase, or (2) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you.  If you have shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such broker, dealer, commercial bank, trust company or other nominee if you desire to tender your shares.

A shareholder who desires to tender shares and whose certificate representing such shares are not immediately available or who cannot comply with the procedures for book-entry transfer on a timely basis may tender such shares by following the procedures for guaranteed delivery set forth in Section 3 of this offer to purchase.

Any questions and requests for assistance may be directed to the Information Agent at its address and telephone number set forth on the back cover of this offer to purchase.  Additional copies of this offer to purchase, the letter of transmittal, the notice of guaranteed delivery and other related materials may be obtained from the Information Agent.

The Information Agent for the Offer is:

MacKenzie Partners, Inc.

February 7, 2003

TABLE OF CONTENTS

SUMMARY TERM SHEET

1

FORWARD-LOOKING STATEMENTS

7

BACKGROUND TO THE OFFER

8

HISTORY

8

PURPOSE OF THE OFFER; REASONS FOR THE OFFER

9

PLANS FOR TTI AFTER THE OFFER; EFFECTS OF THE OFFER

9

RIGHTS OF SHAREHOLDERS WHO DO NOT ACCEPT THE OFFER

9

INTEREST OF PERSONS IN THE OFFER

10

RELATED PARTY TRANSACTIONS

10

BENEFICIAL OWNERSHIP OF SHARES

12

THE TENDER OFFER

14

1.

TERMS OF THE OFFER; PRORATION; EXPIRATION DATE.  THE OFFER IS BEING MADE TO ALL OF TTI’S SHAREHOLDERS.

14

2.

ACCEPTANCE FOR PAYMENT AND PAYMENT.

15

3.

PROCEDURES FOR TENDERING SHARES OR NOTIFYING US OF YOUR OBJECTION TO THE OFFER.

16

4.

WITHDRAWAL RIGHTS.

19

5.

MATERIAL U.S. FEDERAL INCOME TAX AND ISRAELI INCOME TAX CONSEQUENCES.

20

6.

PRICE RANGE OF THE SHARES; DIVIDENDS ON THE SHARES.

22

7.

EFFECTS OF THE OFFER ON THE MARKET FOR SHARES; REGISTRATION UNDER THE EXCHANGE ACT.

24

8.

INFORMATION CONCERNING TTI.

24

9.

INFORMATION CONCERNING THE PURCHASER.

24

10.

SOURCES AND AMOUNT OF FUNDS.

26

11.

DIVIDENDS AND DISTRIBUTIONS.

26

12.

CONDITIONS OF THE OFFER.

26

13.

LEGAL MATTERS AND REGULATORY APPROVALS.

29

14.

FEES AND EXPENSES.

30

15.

MISCELLANEOUS.

31

FINANCIAL STATEMENTS

F-1

i

Unless the context otherwise requires, all references in this offer to purchase to “Team Software,” the “Purchaser,” “us,” “we,” and “our” refer to Team Software Industries Ltd.

SUMMARY TERM SHEET

This summary term sheet is a brief summary of the material provisions of this offer to purchase 650,000 ordinary shares of TTI Team Telecom International Ltd., being made by Team Software Industries Ltd., and is meant to help you understand the offer.  This summary term sheet is not meant to be a substitute for the information contained in the remainder of this offer to purchase, and the information contained in this summary term sheet is qualified in its entirety by the fuller descriptions and explanations contained in the later pages of this offer to purchase.  The following are some of the questions you, as a shareholder of TTI Team Telecom International Ltd., may have about us and the offer and answers to those questions.  You are urged to carefully read this entire offer to purchase and the related letter of transmittal prior to making any decision regarding whether to tender your share s.

Who is offering to buy my securities?

•

We are a private Israeli holding company founded in 1993. We hold investments in TTI Team Telecom Ltd., or TTI, Comtech Ltd., an Israeli company whose shares are listed on the Tel Aviv Stock Exchange, or the TASE, that develops software for the insurance and other industries, and in McKit Systems Ltd., a private Israeli company that distributes and integrates software tools. We are a wholly owned subsidiary of Team Computers and Systems Ltd., or Team Computers, an Israeli company whose shares are listed on the TASE, that performs computer system integration and other value-added services.  On December 10, 2002, Team Computers announced that it intends to effect a spin-off which, if consummated, would result in our shares (or the shares of a newly formed parent company of ours) becoming listed on the TASE.  In other words, initially we (or such newly formed parent company) will have the same shareholder s as Team Computers.  Please see Section 9.

How many shares are sought in the offer?

•

Subject to the conditions described below, we are offering to purchase 650,000 ordinary shares of TTI.  If more than 650,000 shares are validly tendered and not withdrawn, we will purchase 650,000 shares on a pro rata basis from all tendering shareholders based on the number of shares properly tendered and not withdrawn by each shareholder prior to the expiration of the offer.  See Section 1.  We reserve the right, in our sole discretion, to purchase more than 650,000 shares pursuant to the offer, subject to applicable law.

What percentage of the shares do you own prior to the offer and how much will you own if the offer is completed?

•

We currently own an aggregate of 5,312,550 ordinary shares of TTI, representing 44.75% of the outstanding ordinary shares of TTI.  Accordingly, we have significant influence over the election of directors and all ordinary resolutions submitted to TTI’s shareholders.

•

Following consummation of the offer, we will own, in the aggregate, at least 50.22% of TTI’s outstanding ordinary shares.  As a result, if the offer is consummated, we will be able to determine the outcome of all elections for directors and resolutions requiring approval by shareholders of a majority of the voting rights of TTI.  Please see the “Introduction”, “Background to The Offer — Related Party Transactions” and “— Beneficial Ownership of Shares.”

How much are you offering to pay and what is the form of payment?

•

We are offering to pay $6.00 per share, net to you, in cash, without interest. Please see “Introduction” and Section 1.

What is the market value of my shares as of a recent date?

•

On February 6, 2003, the last full trading day before we commenced the offer, the closing price per ordinary share of TTI was $4.40 on the Nasdaq National Market, or Nasdaq. Accordingly, the purchase price in the offer amounts to a premium of approximately 36% over such closing price.  You should obtain a recent quotation for your shares prior to deciding whether or not to tender your shares.  Please see Section 6.

Do you have the financial resources to pay the purchase price in the offer?

•

The purchase of the ordinary shares of TTI pursuant to the offer will be financed by a bank loan to be made to us specifically for that purpose. A commitment letter was signed prior to the commencement of the offer, and borrowings in an amount exceeding the total purchase price are currently available to us.

What are the most significant conditions to the offer?

The offer is conditioned on, among other things, the following:

•

At least 650,000 ordinary shares must be validly tendered and not withdrawn, prior to the expiration of the initial offer period on March 10, 2003.  We refer to the period from the commencement of the offer to March 10, 2003 as the Initial Offer Period.

•

Under Israeli law, you have the right to notify us of your objection to the offer.  The aggregate number of shares tendered in the offer must exceed the number of shares represented by notices of objection to the offer.

See Section 12, which sets forth in full the conditions to the offer.

The offer is not conditioned on our obtaining financing or the approval of the board of directors of TTI.

What will happen if the conditions to the closing of the offer are not met?

•

If any of the conditions are not met, we may elect not to purchase, or may be prohibited from purchasing, any shares tendered under the offer.

How long do I have to decide whether to tender in the offer?

•

You will have until 5:00 p.m., New York time, on March 10, 2003.  Please see Section 3.

•

Promptly following the end of the Initial Offer Period, we will publicly announce whether or not the conditions to the offer have been met.  If the conditions are met and if:

►

you have not yet responded to the offer,

►

you have notified us of your objection to the offer, or

►

you have tendered your shares but have withdrawn your tender,

you will be afforded an additional four calendar-day period, until March 14, 2003, in which to tender your shares, as required by Israeli law.  We refer to this additional period as the Additional Offer Period.  These dates will change if we decide to extend the offer.

How do I tender my shares?

If you want to tender all or any portion of your shares:

•

Complete and sign the accompanying letter of transmittal (or a manually signed facsimile of the letter of transmittal) in accordance with the instructions in the letter of transmittal and mail or deliver it together with the certificate(s) evidencing any tendered shares and any other required documents, only to the Depositary, in the manner set forth in Section 3;

•

Request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that broker, dealer, commercial bank, trust company or other nominee if you intend to tender your shares in the manner set forth in Section 3; or

•

If your share certificates are not immediately available, or if you cannot deliver your share certificates and any other required documents to the Depositary prior to the expiration of the offer, or you cannot complete the procedures for delivery by book-entry transfer on a timely basis, you may still tender your shares if you comply with the procedures for guaranteed delivery set forth in Section 3.

When can I withdraw the shares I tendered in the offer?

•

You may withdraw any previously tendered shares at any time prior to the expiration of the Additional Offer Period.    Further, if we have not agreed to accept your shares for payment within 60 days of the commencement of the offer, you can withdraw them at any time after that 60-day period until we do accept your shares for payment.  Once shares are accepted for payment, they cannot be withdrawn.  See Section 4.

When will you pay for the shares tendered in the offer?

•

All of the shares tendered in the offer will be paid for promptly following the expiration of the  Additional Offer Period, subject to proration.  See Section 2.

Can the offer be extended, and under what circumstances?

•

We have the right, in our sole discretion, to extend the Initial Offer Period subject to applicable law.

How will I be notified if the offer is extended?

•

If we decide to extend the Initial Offer Period, we will inform the Depositary and the Information Agent of that fact.  We will also issue a press release giving the new expiration date no later than 9:00 a.m., New York time, on the first business day after the day on which the Initial Offer Period was scheduled to expire.

Has TTI’s board of directors expressed its view on the offer?

•

Under Israeli law, TTI’s board of directors is required to express its opinion to the shareholders on the advisability of the offer.  TTI’s board of directors may refrain from expressing an opinion if it cannot do so, as long as it gives the reasons for not providing an opinion.  In addition, under applicable U.S. law, within 10 U.S. business days after the date of this offer to purchase, TTI’s board of directors is required to publish, send or give to you (and file with the U.S. Securities and Exchange Commission, or the SEC) a statement as to whether it recommends acceptance or rejection of the offer, that it has no opinion with respect to the offer, or that it is unable to take a position with respect to the offer.

Are there any conflicts of interest in the offer?

•

We have significant influence over the election of directors of TTI and other matters submitted for shareholder votes.  In addition, you should be aware that some of TTI’s officers and directors have interests in the offer, as set forth below, that may be different from, or be in addition to, those of TTI’s shareholders generally.  As a result, they may appear to have a bias in favor of us and the offer.

•

Mr. Shlomo Eisenberg, TTI’s Chairman, serves as the Chairman of our board of directors and of the board of directors of Team Computers, our parent, and of Arad Investments and Industrial Development Ltd., or Arad, the controlling shareholder of Team Computers.  He is also a major shareholder of Team Computers and Arad.

•

Mr. Meir Lipshes, TTI’s Chief Executive Officer and a member of TTI’s board of directors, is a member of our board of directors and was one of the founders, and is a director and significant shareholder, of Team Computers.  He served as the President of Team Computers from 1972 to May 1995 and as its Chief Executive Officer from May 1995 until September 1996.

•

See “Introduction”, “Background to The Offer — Interests of Persons in The Offer”, and
“— Related Party Transactions.”

What are the tax consequences of the offer?

•

The receipt of cash for shares will be a taxable transaction for U.S. federal income taxation purposes.  Under the recently enacted Israeli tax reform, the receipt of cash for publicly traded shares will be a taxable transaction for Israeli income taxation purposes, as well.  Neither we, nor TTI nor our affiliates will recognize taxable gain or loss as a result of this transaction.  You are urged to seek professional advice from your own advisors concerning the tax consequences of your particular situation.  See Section 5.

Will the offer result in TTI’s delisting?

•

No.  Following the consummation of the offer, we expect that TTI’s shares will continue to trade on Nasdaq. See Section 7.

With whom may I talk if I have questions about the offer?

•

You can call MacKenzie Partners, Inc., the Information Agent, at (212) 929-5500 or (800) 322-2885, during their normal business hours.  See the back cover of this offer to purchase.

INTRODUCTION

Team Software Industries Ltd., hereby offer to purchase 650,000 ordinary shares, par value NIS 0.50 per share, of TTI Team Telecom International Ltd., or TTI, at a price of $6.00 per share.  This price represents a premium of approximately 36% on the last closing price of TTI’s ordinary shares, prior to the commencement of the offer. The offer is subject to the terms and conditions set forth in this document and the related documents delivered to you.

TTI’s shares are listed on the Nasdaq National Market, or Nasdaq, under the symbol “TTIL”.  The offer will expire at 5:00 p.m., New York time, on March 10, 2003.  We refer to the period from the commencement of the offer to March 10, 2003 as the Initial Offer Period. Promptly following the end of the Initial Offer Period, we will publicly announce whether or not the conditions to the offer have been met.  If the conditions have been met and if: (a) you have not yet responded to the offer, (b) you have notified us of your objection to the offer, or (c) you have tendered your shares but have withdrawn your tender, you will be afforded an additional four calendar-day period, until March 14, 2003, in which to tender your shares, as required by Israeli law.  We refer to this additional period as the Additional Offer Period.  These dates will change if we decide to extend the offer.

We are a private Israeli holding company founded in 1993. We hold investments in TTI, Comtech Ltd., an Israeli company whose shares are listed on the Tel Aviv Stock Exchange, or the TASE, that develops software for the insurance and other industries, and in McKit Systems Ltd., a privately-owned Israeli company that distributes and integrates software tools. We are a wholly owned subsidiary of Team Computers and Systems Ltd., or Team Computers, an Israeli company whose shares are listed on the TASE that performs computer system integration and other value-added services. Team Computers announced that it intends to effect a spin-off which, if consummated, would result in our shares (or the shares of a newly formed parent company of ours) becoming listed on the TASE.  In other words, initially we (or such newly formed parent company) will have the same shareholders as Team Computers.  See Section 9 for additional information concerning the Purchaser.

As of the date of this offer to purchase, we own 5,312,550 shares, representing 44.75% of the outstanding ordinary shares of TTI. As of December 31, 2002, there were 11,872,049 TTI ordinary shares outstanding.

If you are a record owner of shares and tender shares directly to American Stock Trust & Transfer Company, which we refer to as the Depositary, you will not be obligated to pay brokerage fees or commissions or, except as set forth in the letter of transmittal, share transfer taxes with respect to our purchase of shares in the offer.  However, if you fail to complete and sign the Substitute Form W-9 included in the letter of transmittal, or Form W-8BEN, Certificate of Foreign Status, as applicable, you may be subject to U.S. federal backup withholding of 30% of the gross proceeds payable to you pursuant to the offer.  If you hold your shares through a bank or broker, you should check whether they charge any service fees.  We will pay the fees and expenses of the Depositary incurred in connection with the offer.  The Depositary will act as agent for tendering shareholders for the purpose of receiving payment fr om us and transmitting payments to tendering shareholders whose shares are accepted for payment.  We will also pay the fees and expenses incurred by MacKenzie Partners, Inc., the Information Agent, who will facilitate and answer questions concerning the offer during its normal business hours.

See Section 5 for a more detailed description of the material U.S. federal income tax and Israeli tax considerations applicable to TTI’s shareholders in connection with the offer.  You are urged to seek professional advice from your own advisors concerning the tax consequences of your particular situation.

We exert significant influence in the nomination of individuals to TTI’s board of directors.  Those members of TTI’s board of directors may therefore appear to have a bias in favor of us and the offer.

Under Israeli law, TTI’s board of directors is required to express its opinion to TTI’s shareholders on the advisability of the offer.  TTI’s board of directors may refrain from expressing an opinion if it cannot do so, as long as it gives the reasons for not providing an opinion.  In addition, under applicable U.S. law, within 10 U.S. business days after the date of this offer to purchase, TTI’s board of directors is required to publish, send or give to you (and file with the SEC) a statement as to whether it recommends acceptance or rejection of the offer, that it has no opinion with respect to the offer or that it is unable to take a position with respect to the offer.

The offer is conditioned on at least 650,000 shares being tendered and we may terminate the offer if less than 650,000 shares are tendered before the offer expires.  Certain other conditions to the consummation of the offer are described in Section 12.  We reserve the right (subject to applicable law and SEC rules) to amend or waive any one or more of the terms and conditions of the offer.  However, if any of these conditions are not met, we may elect not to purchase, or may be prohibited from purchasing any shares tendered under the offer.  See Sections 1 and 12.

The offer is not conditioned on our obtaining financing.  See Section 10.

This offer to purchase and the related letter of transmittal contain important information which should be read carefully before any decision is made with respect to the offer.

FORWARD-LOOKING STATEMENTS

This offer to purchase and the related documents delivered to you and/or incorporated by reference herein include “forward-looking statements”.  All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions, including:

•

any statements of the plans, objectives or expectations regarding the future operations or status of Team Computers, us or TTI;

•

any anticipated trends;

•

any statements regarding future economic conditions or performance; and

•

any statement of assumptions underlying any of the foregoing.

In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “potential,” or “continue” or the negative thereof or other comparable terminology.  Future results or achievements may differ significantly from the results or achievements expressed or implied by such “forward-looking statements”.  Factors that could cause or contribute to such differences include the general deterioration of the economy worldwide and the risk factors discussed in TTI’s annual report on file with the Securities and Exchange Commission, or SEC.

See Section 9 for a discussion of certain information and recent developments relating to the Purchaser.  We undertake no obligation to publicly update or revise these forward-looking statements or provide reasons why actual results or achievements might differ.

BACKGROUND TO THE OFFER

History

In 1988, TTI commenced operations as a division of Team Computers and Systems Ltd., or Team Computers, and in 1990, was spun off as a wholly-owned subsidiary.  We were founded by Team Computers, currently our parent, and acquired its shares of TTI, in 1993.  In December 1996, TTI conducted an initial public offering of its ordinary shares on Nasdaq.

Background to the Offer

 In 2002, the price of the ordinary shares of TTI on Nasdaq declined from a high of $34.50 per share on January 25, 2002 to a low of $4.11 per share on November 25, 2002.  During September 2002, members of our board of directors discussed the advantages of purchasing additional ordinary shares of TTI.  In September, October and November 2002, Team Computers, at our request, purchased 682,250 shares of TTI on Nasdaq and then sold them to us, together with an additional 5,320 shares that Team Computers held, for the amount of their cost.  Team Computes also agreed to extend a loan to us in an amount equal to the purchase price of such shares.  We now hold 5,312,550 Ordinary Shares of TTI, representing 44.75% of the outstanding shares of TTI.

Under Israeli law, a purchase of the shares of a public company may not be made other than by way of a tender offer meeting certain requirements, if, among other things, as a result of the purchase, the purchaser would own more than 45% of the aggregate voting rights of the company and no other person owns at least 50% of the voting rights.  Accordingly, since we own 44.75% of the outstanding ordinary shares of TTI, in order for us to purchase additional shares of TTI, we would be required to conduct a special tender offer meeting the requirements of Israeli law.

In November 2002, we engaged the services of Goldfarb, Levy, Eran & Co., Israeli legal counsel, and McDermott, Will & Emery, U.S. legal counsel, in order to assist us in structuring the tender offer in a manner which would comply with applicable law in the United States and Israel, and, if applicable, preparing the tender offer materials.

We were advised by Israeli counsel that, under Israeli law, we must tender for no less than 5% of the voting rights of TTI.  In addition, we were advised by Israeli counsel that once a shareholder owns in excess of 50% of the outstanding shares of a company, this shareholder may purchase shares in the open market or through private transactions, and not strictly through a tender offer, unless as a result of the purchase the shareholder would own in excess of 90% of the outstanding shares of the company.  Accordingly, we preliminarily decided to set the minimum condition of the tender offer such that we would own in the aggregate over 50% of the outstanding shares of TTI following the consummation of the offer.

On December 9, 2002, we convened a meeting of our board of directors.  At this meeting our board of directors resolved to direct our management to take action to commence a tender offer, and on December 10, 2002 we issued a press release describing this resolution.  On December 18, 2002 we filed an application with respect to the proposed tender offer with the Israeli Anti-Trust Authority.  On January 6, 2003, we furnished the Israeli Anti-Trust Authority with additional information, and on January 15, 2003, we received a non-binding pre-ruling that the Israeli Anti-Trust Authority does not object to the proposed increase of our holdings in TTI pursuant to the offer.  Final approval, which is a condition to this offer, is subject to additional filings by us and TTI and a final review by the Israeli Anti-Trust Authority.

Following the December 9, 2002 board meeting, we held negotiations with Bank Hapoalim B.M., regarding a possible loan to finance the offer, and at the beginning of January 2003 we concluded the principal terms of such loan.  Bank Hapoalim signed a commitment letter on February 5, 2003.

On February 6, 2003, our board of directors approved the final terms of the offer.  We commenced the offer on February 7, 2003.

Purpose of the Offer; Reasons for the Offer

We believe that the purchase of the shares of TTI pursuant to the offer is an attractive investment opportunity.  We also want to be able to consolidate TTI’s financial statements with our financial statements, which is permitted if we own at least 50% of TTI’s ordinary shares.  We currently own 44.75% of TTI’s outstanding ordinary shares and, according to Israeli law, we are not permitted to acquire additional ordinary shares that would cause our ownership of TTI’s shares to exceed 45%, other than by means of a tender offer.

We exert significant influence over the election of directors and all ordinary resolutions submitted to TTI’s shareholders.  Following successful consummation of the offer, we will own, in the aggregate, at least 50.22% of TTI’s outstanding ordinary shares.  If the offer is consummated, we will be able to determine the outcome of all elections of directors and all resolutions requiring approval by holders of a majority of the voting rights of TTI.  However, under Israeli law, transactions between us and TTI, and transactions of TTI in which we have an interest (other than solely through our ownership of TTI’s ordinary shares), which are material, not in the ordinary course of business or not on market terms, require special shareholder approval.  Specifically, in addition to approval by TTI’s board of directors and the audit committee thereof, such transactions require approval by at least one -third of the disinterested shareholders voting on the matter, or that the disinterested shareholders who voted against it do not constitute more than 1% of TTI’s outstanding shares.

Plans for TTI after the Offer; Effects of the Offer

Except as otherwise described in this offer to purchase, we and, to the best of our knowledge, the persons set forth on Schedule I, have no current plans or proposals that relate to or would result in the following:

•

an extraordinary corporate transaction, merger, reorganization or liquidation involving TTI or any of its subsidiaries;

•

a sale or transfer of a material amount of the assets of TTI or any of its subsidiaries;

•

any change in the present board of directors or management of TTI. This includes any plan or proposal to change the number or term of directors or to change any material term of the employment contract of any executive officer;

•

any material change in the present dividend rate or policy or indebtedness or capitalization of TTI;

•

any other material change in TTI’s corporate structure or business;

•

a delisting of TTI’s ordinary shares; or

•

TTI’s ordinary shares becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act of 1934, as amended, or the Exchange Act.

If the offer is consummated, we may periodically consider additional purchases of shares pursuant to one or more open-market purchase programs, through private transactions or through tender offers or otherwise, subject to applicable U.S. and Israeli law.  Any possible future purchases by us will depend on many factors, including the results of the offer, the market price of TTI’s shares, our business and financial position and general economic and market conditions.

Under Israeli law, we, our controlling shareholders and our subsidiaries are prohibited from conducting an additional tender offer for TTI’s shares and from merging with TTI within twelve (12) months from the date of this offer to purchase.

Rights of Shareholders Who Do Not Accept the Offer

You will have no appraisal rights with respect to the offer.  Under Israeli law, you may respond to the offer by accepting the offer or notifying us of your objection to the offer.  Alternatively, you may simply not respond to the offer and not  tender your shares.  It is a condition to the offer that the aggregate number of shares tendered in the offer is greater than the number of shares represented in notices of objection.  In making this calculation, we exclude shares held by us or our affiliates. See Section 3 for instructions on how to notify us of your objection to the offer.

Interest of Persons in the Offer

You should be aware that we and some of our affiliates, officers and directors have arrangements with TTI that are described below and that may present us or them with actual or potential conflicts of interest.  As a result of our current beneficial ownership of 44.75% of the issued and outstanding shares, and our significant influence in the election of the directors of TTI, we may be deemed to exert substantial influence over TTI.

The following directors and officers of TTI also serve as directors or officers of the Purchaser and its affiliates.  Accordingly, they have an interest greater than that of other directors and officers of TTI that the offer succeed.

•

Mr. Shlomo Eisenberg, TTI’s Chairman, serves as the Chairman of our board of directors and of the board of directors of Team Computers and of Arad Investments and Industrial Development Ltd., or Arad, the controlling shareholder of Team Computers.  He is also a significant shareholder of Team Computers and Arad. Mr. Eisenberg currently holds options to purchase 30,000 ordinary shares of TTI, of which options to purchase 25,000 shares are exercisable currently or become exercisable within the next 60 days, at exercise prices that range between $10.50 and $30.00 per share.

•

Mr. Meir Lipshes, TTI’s Chief Executive Officer and a member of TTI’s board of directors, serves as a member of our board of directors. He was one of the founders and is a director and significant shareholder of Team Computers. He served as President of Team Computers from 1972 to May 1995 and as its Chief Executive Officer from May 1995 until September 1996. Mr. Lipshes currently holds options to purchase 40,000 ordinary shares of TTI, of which options to purchase 33,334 shares are exercisable currently or become exercisable within the next 60 days, at exercise prices which range between $10.50 and $30.00 per share.

We have been advised that neither Mr. Eisenberg nor Mr. Lipshes intends to tender any TTI shares in the offer.

Related Party Transactions

We currently beneficially own 44.75% of the outstanding shares of TTI. We are a wholly owned subsidiary of Team Computers, whose shares are listed on TASE. Shlomo Eisenberg, Chairman of TTI’s board of directors, serves as the Chairman of our board of directors and of Team Computers’ board of directors and beneficially owns 15.6% of Team Computers’ outstanding shares directly.  Arad, of which Mr. Eisenberg is a member of the controlling group of shareholders and Chairman of the board of directors, beneficially owns, directly and indirectly, 54.8% of the outstanding shares of Team Computers.  Meir Lipshes, TTI’s Chief Executive Officer and a member of its board of directors, serves as a member of our board of directors and the board of directors of Team Computers and beneficially owns 8.0%  of Team Computers’ outstanding shares. Shlomo Eisenberg and Meir Lipshes may be deemed to beneficially own the ordinary shares of TTI that we own.  Messrs. Eisenberg and Lipshes disclaim any beneficial interest in the ordinary shares of TTI that we own.

We have significant influence over the election of directors of TTI and other matters submitted for a vote of TTI’s shareholders. Therefore, the possibility exists that conflicts of interest between TTI and us and our affiliates may arise from time to time. TTI is subject to the Israeli Companies Law. This statute codifies the duty of care and fiduciary duties of directors and other specified persons and establishes procedures that are designed to provide disclosure of conflicts of interest and set required assurances that these duties and procedures will eliminate the effects of any potential conflicts of interest.

The following descriptions set forth existing relationships between TTI and our affiliates.  We believe that each of these arrangements were made on terms and conditions no less favorable to TTI than TTI could have obtained from unaffiliated third parties.

Sale of Products; Services

Since the commencement of TTI’s operations in 1992, Team Computers, has from time to time paid TTI commissions in respect of the sale by TTI of certain products represented and sold by TTI.  This relationship is reflected in an agreement between TTI and Team Computers dated October 1996. Team Computers generally pays TTI a commission at the rate of 15% of the sales price of these products, up to a maximum of 50% of the amount received by Team Computers from these sales, less its cost.

Team Computers provides to TTI certain administrative services, including computer servicing, employee relations matters, salary administration, automotive fleet maintenance, legal counsel and basic insurance coverage, and TTI reimburses Team Computers for the actual cost of such services.  The actual costs of such services were $644,000 in 2000, $619,000 in 2001 and $562,000 in 2002.

TTI and Team Computers have agreed to indemnify each other for liabilities resulting from their respective employees’ acts or omissions constituting intellectual property violations. The agreement is automatically renewed for successive terms of one year on each December 31, and can be terminated by either party at the end of any such term upon at least 60 days’ prior written notice.

Since 1992, TTI has also purchased fixed assets, such as computer hardware, from Team Computers and Omnitech-Eichut Ltd., a subsidiary of Team Computers. TTI pays Team Computers and Omnitech-Eichut Ltd. prices for these assets that are no less favorable to TTI than TTI could obtain from unrelated third parties.  In addition, since TTI’s incorporation, Team Computers has been supplying TTI with hardware and support services for TTI’s products.  The actual cost of such services for both internal use and for projects were $5,700,000 in 2000, $7,700,000 in 2001 and $6,300,000 in 2002.

Registration Rights

We have registration rights with respect to an aggregate of 4,625,000 ordinary shares of TTI.  TTI agreed that, at our request, but on no more than two occasions, TTI will file a registration statement under the Securities Act of 1933, as amended, or the Securities Act, for an offering of the those shares as to which registration is requested.  In addition, if TTI otherwise proposes to register any ordinary shares under the Securities Act, it has to include our shares in such registration, subject to certain limitations.  All fees and expenses incurred in connection with any registration will be borne by TTI, except that we will pay all fees and expenses of our own counsel and all underwriting discounts and commissions relating to our shares.

Leased Facilities

Since February 1998, TTI has leased its principal facilities in Petach Tikva, Israel from Team Computers pursuant to an agreement dated February 1, 1998. Aggregate payments under this lease, which amount includes rent, maintenance and additional related expenses, were approximately $1.2 million during 2001 and $1.3 million during 2002.  TTI exercised its option to extend the lease until August 31, 2007.  Since TTI became a tenant of Team Computers, Team Computers has preformed various internal construction projects on behalf of TTI, adapting TTI’s premises to TTI’s requirements.  These construction projects were performed on a cost only basis. On September 2, 2002, Team Computers and TTI amended the lease, such that, among other things, the space leased by TTI was expanded by an additional 2,800 square meters, or a total of approximately 5,830 square meters

Compensation

In October 1999, TTI’s board of directors authorized the grant to Shlomo Eisenberg of options to purchase 18,000 ordinary shares at an exercise price of $10.50 per share and 18,000 ordinary shares at an exercise price of $12.875 per share, and the grant to Meir Lipshes of options to purchase 24,000 ordinary shares at an exercise price of $10.50 per share and 24,000 ordinary shares at an exercise price of $12.875 per share.  These options are currently fully exercisable.

In January 2000, TTI’s board of directors authorized the grant to Mr. Eisenberg of options to purchase up to an additional 9,000 ordinary shares and to Mr. Lipshes options to purchase up to an additional 12,000 ordinary shares.  The exercise price of these options is $20.25 per share.  These options are currently fully exercisable.  Of the above options, 30,000 have been exercised by Mr. Shlomo Eisenberg and 40,000 have been exercised by Mr. Meir Lipshes; 12,000 of Mr. Eisenberg’s remaining options expire on October 28, 2004 and 3,000 of Mr. Eisenberg’s remaining options expire on January 31, 2005; 16,000 of Mr. Lipshes’ remaining options expire on October 28, 2004 and 4,000 of Mr. Lipshes’ remaining options expire on January 31, 2005.  These options grants were approved by TTI’s shareholders in October 2000.

In November 2001, TTI’s board of directors authorized the grant of options to purchase up to an additional 15,000 ordinary shares to Shlomo Eisenberg, and options to purchase up to an additional 20,000 ordinary shares to Meir Lipshes.  These options vest over 2 years. These options expire on November 9, 2005.  12,000 of Mr. Eisenberg’s options are exercisable at a price of $19.00 per share and 3,000 of Mr. Eisenberg’s options are exercisable at a price of $30 per share; 16,000 of Mr. Lipshes’ options are exercisable at a price of $19.00 per share and 4,000 of Mr. Lipshes’ options are exercisable at a price of $30.00 per share.  These options grants were approved by TTI’s shareholders in October 2002. Of these options, 5,000 of Mr. Eisenberg’s options are not yet exercisable and 6,666 of Mr. Lipshes’ option are not yet exercisable.  None of these options has been exercised.

Currently, TTI pays monthly management fees of New Israeli Shekels, or NIS 32,492 ($6,859 according to the exchange rate prevailing on December 31, 2002) to Shlomo Eisenberg, and NIS 64,984 ($13,718 according to the exchange rate prevailing on December 31, 2002) to Meir Lipshes.  These amounts are linked to the Israeli Consumer Price Index and are updated every month according to this Index.

During 2001, TTI paid a bonus to Meir Lipshes of NIS 400,000 ($84,442 according to the exchange rate prevailing on December 31, 2002) in respect of his performance during 2000. The payment of this bonus was approved by TTI’s shareholders in October 2000.

During January 2003, TTI paid a bonus to Meir Lipshes of NIS 300,000 ($63,331 according to the exchange rate prevailing on December 31, 2002) in respect of his performance during 2001 and during November 2002 TTI paid a bonus to Shlomo Eisenberg of NIS 150,000 ($31,666 according to the exchange rate prevailing on December 31, 2002) in respect of his performance during 2001.  These bonuses were approved by TTI’s shareholders in October 2002.

Beneficial Ownership of Shares

As of the date of this offer to purchase, we own 5,312,550 ordinary shares, representing 44.75% of the outstanding ordinary shares of TTI.

The following table sets forth certain information (to the best of our knowledge) as of the date of this offer to purchase, regarding the beneficial ownership of ordinary shares of TTI by members of our board of directors:

Name	Number of TTI ordinary shares	Percentage(1)
Shlomo Eisenberg	5,365,651(2)	45.1%(2)
Meir Lipshes	33,334(3)	*

________________

*     Indicates less than 1%.

(1)

Based on 11,872,049 ordinary shares of TTI outstanding on December 31, 2002.

(2)

Includes 28,101 ordinary shares, as well as options to purchase 25,000 ordinary shares that are exercisable currently or that become exercisable within the next 60 days, held directly by Mr. Eisenberg.  The exercise prices of these options range between $10.50 and $30.00 per share.  Also includes 5,312,550 ordinary shares owned by the Purchaser, which Mr. Eisenberg may be deemed to beneficially own.  Mr. Eisenberg disclaims beneficial ownership of the shares owned by us.  Under applicable Israeli law, options are not included in beneficial ownership calculations and, accordingly, for such purposes Mr. Eisenberg may be deemed to beneficially own shares representing 44.98% of the outstanding ordinary shares of TTI.

(3)

Represents 33,334 ordinary shares issuable upon the exercise of options.  The exercise prices of these options range between $10.50 and $30.00 per share.

We have been advised that neither Mr. Eisenberg nor Mr. Lipshes intends to tender any TTI shares in the offer.

All of our outstanding shares are owned by Team Computers.

The following table sets forth certain information (to the best of our knowledge) as of the date of this offer to purchase, regarding the beneficial ownership of ordinary shares of TTI by directors and officers of Team Computers:

Name	Number of TTI ordinary shares	Percentage(1)
Shlomo Eisenberg	5,365,651(2)	45.1%(2)
Meir Lipshes	33,334(3)	*
Shimshon Tauber	4,400	*
Zvi Bruner	500	*
Harry Sapir	3,500	*

________________

*     Indicates less than 1%.

(1)

Based on 11,872,049 ordinary shares of TTI outstanding on December 31, 2002.

(2)

Includes 28,101 ordinary shares, as well as options to purchase 25,000 ordinary shares that are exercisable currently or that become exercisable within the next 60 days, held directly by Mr. Eisenberg.  The exercise prices of these options range between $10.50 and $30.00 per share.  Also includes 5,312,550 ordinary shares owned by the Purchaser, which Mr. Eisenberg may be deemed to beneficially own.  Mr. Eisenberg disclaims beneficial ownership of the shares owned by us.  Under applicable Israeli law, options are not included in ownership calculations and, accordingly, for such purposes, Mr. Eisenberg may be deemed to beneficially own shares representing 44.98% of the outstanding ordinary shares of TTI.

(3)

Represents 33,334 ordinary shares issuable upon the exercise of options. The exercise prices of these options range between $10.50 and $30.00 per share.

The following table sets forth certain information (to the best of our knowledge) as of the date of this offer to purchase, regarding the beneficial ownership of ordinary shares of Team Computers as of the date of this offer to purchase:

Name	Number of ordinary shares, par value NIS 1 per share	Percentage(1)
Arad Investment and Industrial Development Ltd. (2)	1,056,710	54.8%
Shlomo Eisenberg(3)	300,226	15.6%
Meir Lipshes	154,493	8.0%
Bank Leumi Le’Israel B.M.	107,817	5.6%

________________

(1)

Based on 1,927,682 ordinary shares of Team Computers outstanding on February 6, 2003.

(2)

The group of controlling shareholders of Arad owns 83.1% of Arad’s outstanding shares, and Shlomo Eisenberg, indirectly through a wholly owned company, owns an additional 6.7%.  The ownership of the controlling group is divided as follows: Shlomo Eisenberg owns 36.9%, Abraham Gesundheit owns 41.3% and the heirs of the late Rudolph Shpitzer own 21.8%.  The members of the group have an oral agreement among themselves with respect to their shares in Arad.  Pursuant to the agreement, they are required to vote unanimously in Arad’s shareholder meetings for the list of directors that they unanimously approve, any sales of their Arad shares must be approved unanimously and each member has rights of first refusal to purchase shares, on a pro rata basis, that any other member wishes to sell.

(3)

Includes 6,000 ordinary shares and 15,401 options to purchase ordinary shares of Team Computers held by the Eisenberg Family Charity Fund, a charity fund of which Mr. Eisenberg is a member and officer.  According to the articles of association of this charity, neither its members nor its officer may personally benefit from the charity’s assets.  Mr. Eisenberg disclaims beneficial ownership of such shares.

THE TENDER OFFER

YOU SHOULD READ THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU MAKE ANY DECISION WITH RESPECT TO THE OFFER.

1.

TERMS OF THE OFFER; PRORATION; EXPIRATION DATE.  The offer is being made to all of TTI’s shareholders. Upon the terms and subject to the conditions of the offer (including any terms and conditions of any extension or amendment), we will accept for payment and pay for 650,000 shares, that are validly tendered and not properly withdrawn in accordance with Section 4 prior to 5:00 p.m., New York time, on March 10, 2003, unless and until we extend the period of time during which the offer is open.  This period is referred to as the Initial Offer Period, and the date of expiration of the Initial Offer Period is referred to as the Initial Expiration Date.

Promptly following the Initial Expiration Date, we will announce to the shareholders whether or not the conditions to the offer have been met.  If the conditions have been met, under Israeli law the shareholders who have:

•

not responded to the offer,

•

notified us of their objection to the offer, or

•

tendered their shares but have withdrawn their tender during the Initial Offer Period,

will be entitled to tender their shares during an additional four calendar-day period commencing at the end of the Initial Offer Period.  We refer to this period as the Additional Offer Period and to the end of such period as the Final Expiration Date.  We will also accept for payment and pay for all shares validly tendered and not properly withdrawn in accordance with Section 4 prior to 5:00 p.m., New York time, on the Final Expiration Date.  Unless otherwise indicated, for purposes of this offer to purchase, a “business day” means any day other than Saturday, Sunday or a U.S. federal holiday.

Conditions to the offer include, among other things, that:

•

650,000 shares are validly tendered and not withdrawn prior to the Initial Expiration Date and the Final Expiration Date, such that following the consummation of the offer, we own at least 50.22% of TTI’s outstanding ordinary shares; and

•

the aggregate number of shares tendered in the offer is greater than the number of shares represented in notices of objection, as required by Israeli law.  This calculation excludes shares held by us or our affiliates.

The offer is not conditioned on our obtaining financing or the approval of the board of directors of TTI.

The offer is also subject to the conditions set forth in Section 12. If any of these conditions are not met, we may elect not to purchase, or may be prohibited from purchasing, any shares tendered under the offer.

If more than 650,000 ordinary shares are validly tendered and not properly withdrawn prior to the Final Expiration Date, we will purchase 650,000 ordinary shares on a pro rata basis from all tendering shareholders, based on the number of shares properly tendered and not withdrawn by each shareholder prior to the expiration of the offer. We reserve the right, in our sole discretion, to purchase more than 650,000 shares pursuant to the offer, subject to applicable law.  In accordance with applicable regulations of the SEC, we may purchase pursuant to the offer an additional number of ordinary shares of TTI, not to exceed 2% of the outstanding ordinary shares of TTI (or 237,440 ordinary shares), without amending or extending the offer.

Promptly following the Initial Expiration Date, we will announce whether the conditions to the offer have been met.  Promptly following the Final Expiration Date, we will announce the results of proration.  If we are unable to promptly determine the proration results, we will announce the preliminary results.  We will pay for all shares accepted for payment pursuant to the offer will be paid promptly following the calculation of the final proration factor.

Subject to applicable laws and regulations, if any conditions have not been satisfied as of the Initial Expiration Date, we may decide to:

•

extend the Initial Offer Period and, subject to applicable withdrawal rights, retain all tendered shares until the Final Expiration Date;

•

waive all of the unsatisfied conditions and accept for payment and pay for all ordinary shares tendered and not withdrawn prior to the expiration of the offer; or

•

terminate the offer and not accept for payment or pay for any ordinary shares and return all tendered shares to tendering shareholders.

In the event that we extend the Initial Offer Period, we will notify the Depositary and the Information Agent and issue a press release giving a new expiration date no later than 9:00 a.m., New York time, on the first business day after the previously scheduled expiration date of the offer.

Without limiting the manner in which we may choose to make any public announcement, subject to applicable law (including Rules 14d-4(d) and 14e-1(d) under the Securities Exchange Act of 1934, as amended, which require that material changes be promptly disseminated to holders of shares in a manner reasonably designed to inform such holders of such change), we currently intend to make announcements regarding the offer by issuing a press release to Businesswire.

If we make a material change in the terms of the offer (as may be permitted under applicable law) or in the information concerning the offer or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 14d-6(c) and 14e-1 under the Exchange Act.  If, before the Initial Expiration Date, we decide to increase the consideration being offered, the increase in the offered consideration will be applicable to all shareholders whose shares are accepted for payment pursuant to the offer.  If at the time of the notice of any increase in the offered consideration is first published, sent or given, the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the notice is first so published, sent or given, the offer will be extended at least ten (10) business days after that notice.

TTI has made available to us its shareholders list and security position listings for the purpose of disseminating the offer to TTI’s shareholders. This offer to purchase and the related letter of transmittal will be mailed to the record holders of shares. They will also be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the shareholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing, for subsequent transmittal to beneficial owners of shares.

2.

ACCEPTANCE FOR PAYMENT AND PAYMENT.  We have arranged to finance our purchase of the shares with a loan from Bank Hapoalim B.M.  Promptly following the Final Expiration Date and upon the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for payment and, subject to any applicable withholding tax duties, and pay for all shares validly tendered prior to 5:00 p.m., New York time, on the Final Expiration Date and not properly withdrawn in accordance with Section 4. In addition, in some instances, the number of shares that we purchase may be subject to proration. See “—Section 1. Terms of the Offer; Proration; Initial Expiration Date.”

In all cases, we will pay for shares tendered to and accepted for payment pursuant to the offer only after timely receipt by the Depositary, of the following:

•

The share certificates evidencing tendered shares or timely confirmation (a “Book-Entry Confirmation”) of a book-entry transfer of shares into the Depositary’s account at The Depository Trust Company, or DTC, pursuant to the procedures set forth in Section 3;

•

The letter of transmittal (or a manually signed facsimile of the letter of transmittal), properly completed and duly executed, with any required signature guarantees or an agent’s message, in connection with the book-entry transfer; and

•

Any other documents required by the letter of transmittal.

The term “agent’s message” means a message, transmitted by DTC to, and received by, the Depositary and forming part of the Book-Entry Confirmation that states that DTC has received an express acknowledgement from the participant in DTC tendering the shares that are the subject of the Book-Entry Confirmation, that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce that agreement against that participant.

For purposes of the offer, we will be deemed to have purchased shares that have been validly tendered and not properly withdrawn if and when we give oral or written notice to the Depositary of our acceptance for payment of shares pursuant to the offer. Upon the terms and subject to the conditions of the offer, payment for the shares will be made by the Depositary.

Under no circumstances will interest be paid on the purchase price to be paid, regardless of any extension of the offer or any delay in making payment for tendered shares.

If we do not accept tendered shares for payment for any reason pursuant to the terms and conditions of the offer, or if certificates are submitted representing more shares than are tendered (including by reason of proration), certificates evidencing unpurchased shares will be delivered to the tendering shareholder (or, in the case of shares tendered by book-entry transfer into the Depositary’s account at DTC pursuant to the procedure set forth in Section 3, the shares will be credited to an account maintained by DTC), as promptly as practicable following the expiration, termination or withdrawal of the offer.

If, prior to the Initial Expiration Date, we increase the consideration per share offered to any shareholders pursuant to the offer, the increased consideration per share will be paid to all holders of shares that are purchased pursuant to the offer, whether or not such shares were tendered prior to the increase in consideration.

3.

PROCEDURES FOR TENDERING SHARES OR NOTIFYING US OF YOUR OBJECTION TO THE OFFER.

Valid Tender. In order for you to tender shares validly pursuant to the offer, a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), together with any required signature guarantees, or in the case of a book-entry transfer, an agent’s message, and any other documents required by the letter of transmittal, must be received by the Depositary at its address set forth on the back cover of this document prior to 5:00 p.m., New York time, on the Initial Expiration Date or Final Expiration Date, as applicable.  In addition, either:

•

certificates evidencing tendered shares must be received by the Depositary at its address or the shares must be delivered to the Depositary (including an agent’s message if you did not deliver a letter of transmittal), in each case prior to 5:00 p.m., New York time, on the Initial Expiration Date or Final Expiration Date, as applicable, or

•

you must comply with the guaranteed delivery procedures described below.

If certificates evidencing tendered shares are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal) must accompany each delivery. No alternative, conditional or contingent tenders will be accepted and no fractional shares will be purchased.

The method of delivery of share certificates and all other required documents, including through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, property insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

Book-Entry Transfer. The Depositary will establish an account with respect to the shares at DTC for purposes of the offer within two (2) business days after the date of this offer to purchase. Any financial institution that is a participant in the system of DTC may make book-entry delivery of shares by causing DTC to transfer such shares into the Depositary’s account at DTC in accordance with DTC’s procedures.  However, although delivery of shares may be effected through book-entry transfer into the Depositary’s account at DTC, the letter of transmittal (or a manually signed facsimile of the letter of transmittal), properly completed and duly executed, with any required signature guarantees, or an agent’s message, and any other required documents must, in any case, be transmitted to, and received by, the Depositary at its address set forth on the back cover of this document prior to 5:00 p.m. New York time, on the Initial Expiration Date or Final Expiration Date, as applicable.  Alternatively, you must comply with the guaranteed delivery procedures described below. Delivery of the documents to DTC or any other party does not constitute delivery to the Depositary.

Signature Guarantees. Signatures on all letters of transmittal must be guaranteed by a firm that is a member of the Securities Transfer Agents Medallion Program, or by any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act, except in cases where shares are tendered:

•

by a registered holder of shares who has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on the letter of transmittal; or

•

for the account of an eligible guarantor institution.

If a share certificate is registered in the name of a person other than the signer of the letter of transmittal, or if payment is to be made, or a share certificate not accepted for payment or not tendered is to be returned, to a person other than the registered holder(s), then the tendered certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear on the certificate, with the signature(s) on the certificate or stock powers guaranteed by an eligible guarantor institution. See Instructions 1 and 5 to the letter of transmittal.

Guaranteed Delivery. If you desire to tender shares in the offer and your certificates evidencing your shares are not immediately available or you cannot deliver your certificate(s) to the Depositary prior to 5:00 p.m., New York time on the Initial Expiration Date or Final Expiration Date, as applicable, your shares may still be tendered if all the following conditions are met:

•

The tender is made by or through an eligible guarantor institution;

•

A properly completed and duly executed Notice of Guaranteed Delivery is received by the Depositary prior to 5:00 p.m., New York time on the Initial Expiration Date or Final Expiration Date, as applicable, as provided below; and

•

The certificate(s) (or a Book-Entry Confirmation) evidencing all tendered shares, in proper form for transfer, in each case together with the letter of transmittal (or a manually signed facsimile of the letter of transmittal), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other documents required by the letter of transmittal, are received by the Depositary within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be delivered by hand or mail or by facsimile transmission to the Depositary and must include a guarantee by an eligible guarantor institution in the form set forth in the Notice of Guaranteed Delivery.

In all cases, payment for shares tendered and accepted for payment pursuant to the offer will be made only after timely receipt by the Depositary of the certificate(s) evidencing shares, or a timely Book-Entry Confirmation for the delivery of shares, the letter of transmittal (or a manually signed facsimile of the letter of transmittal), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message, and any other documents required by the letter of transmittal. Accordingly, you may be paid at different times depending upon when certificates for shares or Book-Entry Confirmations with respect to your shares are actually received by the Depositary.

The valid tender of shares pursuant to one of the procedures described above will constitute a binding agreement between you and us upon the terms and subject to the conditions of the offer.

Appointment. By executing the letter of transmittal as set forth above (including delivery through an agent’s message), you irrevocably appoint our designees as your agents, attorneys-in-fact and proxies in the manner set forth in the letter of transmittal, each with full power of substitution, to the full extent of your rights with respect to the shares you tendered. These powers of attorney and proxies will be considered coupled with an interest in the tendered shares.  The appointment will be effective if, as and when, and only to the extent that, we accept your shares for payment.  Upon our acceptance for payment, all prior powers of attorney, proxies and consents given by you with respect to such shares (and your other shares and securities) will be revoked, without further action, and no subsequent powers of attorney or proxies may be given nor any subsequent written consent executed by you (and, if given or executed, will not be deemed effective).  Our designees will, with respect to the shares for which the appointment is effective, be empowered to exercise all of your voting and other rights as they in their sole discretion may deem proper at any annual or special meeting of TTI’s shareholders or any adjournment or postponement of that meeting, by written consent in lieu of any meeting or otherwise. We reserve the right to require that, in order for shares to be deemed validly tendered, immediately upon our payment for the shares, we must be able to exercise full voting rights with respect to the shares.

Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by us, in our sole discretion.  This determination will be final and binding on all parties. We reserve the absolute right to reject any or all tenders that we determine not to be in proper form or the acceptance for payment of which may be unlawful. We also reserve the absolute right, in our sole discretion, to waive any defect or irregularity in any tender of shares of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. A tender of shares will not have been made until all defects and irregularities have been cured or waived.  None of us or any of our affiliates or assigns, the Depositary, the Information Agent, or any other person will be under any duty to give notifi cation of any defects or irregularities in tenders or incur any liability for failure to give any notification. Our interpretation of the terms and conditions of the offer (including the letter of transmittal and the instructions thereto) will be final and binding.

If you tender your shares pursuant to any of the procedures described above, it will constitute your acceptance of the terms and conditions of the offer, as well as your representation and warranty to us that:

•

you have the full power and authority to tender, sell, assign and transfer the tendered shares (and any and all shares or other securities issued or issuable in respect of your shares); and

•

when we accept your shares for payment, we will acquire good and unencumbered title to your shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

Our acceptance of your shares pursuant to any of the procedures described above will constitute a binding agreement between you and us upon the terms and subject to the conditions of the offer.

Please note that under the “Backup Withholding” provisions of U.S. federal income tax law, the Depositary may be required to withhold 30% of any payments of cash pursuant to the offer.  To prevent the withholding of 30% of the purchase price received from shares tendered pursuant to the offer, you must provide the Depositary with your correct taxpayer identification number and certify that you are not subject to U.S. federal backup withholding by completing the Substitute Form W-9 in the letter of transmittal or Form W-8BEN, Certificate of Foreign Status, as applicable. See Instruction 9 of the letter of transmittal.

Objecting to the Offer.  If you want to notify us of your objection to the offer, and:

•

you hold your shares directly, complete and sign the accompanying notice of objection (or a manually signed facsimile of the notice of objection) and mail or deliver it to the Depositary prior to 5:00 p.m., New York time, on the Initial Expiration Date; or

•

you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, request such broker, dealer, commercial bank, trust company or other nominee to provide the notice of objection for you prior to 5:00 p.m., New York time, on the Initial Expiration Date.

We will disregard any notices of objection received after such deadline.  In addition, if you submit a notice of objection with respect to your shares and thereafter you deliver a letter of transmittal by which you tender those shares, we will disregard your notice of objection. Similarly, if you submit a letter of transmittal by which you tender your shares, and thereafter you deliver to us a notice of objection with respect to those shares, we will disregard your letter of transmittal.  If you submit a letter of transmittal and a notice of objection concurrently with respect to the same shares, we will disregard the notice of objection.

Withdrawing your Objection.  You may withdraw a previously submitted notice of objection at any time prior to the Initial Expiration Date.  For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at its address set forth on the back cover of this document.  Any notice of withdrawal must specify the name of the person who submitted the notice of objection to be withdrawn and the number of shares to which the notice of objection to be withdrawn relates.  Following the withdrawal of a notice of objection, a new notice of objection may be submitted at any time prior to 5:00 p.m., New York time, on the Initial Expiration Date by following the procedures described above.

All questions as to the form and validity (including time of receipt) of notices will be determined by us, in our sole discretion, subject to applicable law, which determination will be final and binding.  None of us or our affiliates or assigns, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice or incur any liability for failure to give any such notification.

4.

WITHDRAWAL RIGHTS.

You may withdraw previously tendered shares at any time prior to the Final Expiration Date. In addition, tendered shares may be withdrawn at any time after sixty (60) days from the date of the commencement of the offer if the shares have not yet been purchased.  If we extend the offer, are delayed in our acceptance for payment of shares or are unable to accept shares for payment pursuant to the offer for any reason, then, without prejudice to our rights under the offer, the Depositary may, nevertheless, on our behalf, retain tendered shares, and those shares may not be withdrawn except to the extent that tendering shareholders are entitled to withdrawal rights as described in this Section 4.  Any delay will be by an extension of the offer to the extent required by law.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at its address set forth on the back cover of this document.  Any notice of withdrawal must specify the name of the person who tendered the shares to be withdrawn, the number of shares to be withdrawn and the name of the registered holder of the shares, if different from the name of the person who tendered the shares.  If certificates evidencing shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of the certificates, the serial numbers shown on the certificates must be submitted to the Depositary and the signature(s) on the notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the shares have been tendered for the account of an eligible guarantor institution.  If shares have been delivere d pursuant to the procedures for book-entry transfer as set forth in Section 3, any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn shares and otherwise comply with DTC’s procedures.

Withdrawals of tendered shares may not be rescinded.  If you have properly withdrawn shares, they will be deemed not to have been validly tendered for purposes of the offer.  However, withdrawn shares may be re-tendered at any time prior to 5:00 p.m., New York time, on the Final Expiration Date by following one of the procedures described in Section 3.

All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by us, in our sole discretion, subject to applicable law, which determination will be final and binding.  None of us or our affiliates or assigns, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

5.

MATERIAL U.S. FEDERAL INCOME TAX AND ISRAELI INCOME TAX CONSEQUENCES.

Material U.S. Federal Income Tax Considerations.  The following discussion summarizes the material U.S. federal income tax consequences of the offer to the shareholders of TTI who are U.S. Holders.  A “U.S. Holder” means a holder of TTI shares who is:

•

a citizen or resident of the United States;

•

a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any political subdivision thereof;

•

an estate the income of which is subject to United States federal income tax regardless of its source; or

•

in general, a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, current and proposed Treasury regulations promulgated under the Code, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis.  This discussion assumes that TTI is not and has never been a “passive foreign investment company”, “controlled foreign corporation” or “foreign personal holding company” for U.S. federal income tax purposes.  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular shareholder based on such shareholder’s individual circumstances.  In particular, this discussion addresses only U.S. Holders who hold their TTI shares as a capital asset and does not address all the U.S. federal income tax consequences that may be relevant to shareholders that are subject to special treatment, including without limitation:

•

taxpayers who are broker-dealers or insurance companies;

•

taxpayers who have elected mark-to-market accounting;

•

tax-exempt organizations or retirement plans;

•

financial institutions or “financial services entities”;

•

taxpayers who hold their TTI shares as part of a straddle, “hedge” or “conversion transaction” with other investments;

•

holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation;

•

persons who hold their shares through partnerships or other pass-through entities;

•

holders owning directly, indirectly or by attribution at least 10% of TTI’s voting power; and

•

taxpayers whose functional currency is not the U.S. dollar.

In addition, except as specifically provided below with respect to Israeli tax consequences, this discussion does not address any aspect of state, local or non-United States tax laws or the possible application of U.S. taxes other than federal income tax.

The tax discussion set forth below is included for general information purposes only and is based on present law.  You should consult your own tax advisor to determine the specific tax consequences to you of the offer, including the applicability and effect of federal, state, local and foreign income and other tax laws based upon your particular circumstances.

Sale of TTI Shares. The receipt of cash for TTI shares pursuant to the offer will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who sells shares pursuant to the offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares sold pursuant to the offer. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) tendered pursuant to the offer. The gain or loss will be long-term capital gain or loss if the holder has held the shares for more than one year at the time of the consummation of the offer. Capital gains recognized by an individual investor (or an estate or trust) upon a disposition of shares that have been held for more than one year generally will be subject to a maximum tax rate of 20%, whereas shares that have been held for one year or less will be subject to tax at ordinary income rates. Special limitations apply to the use of capital losses.

Information Reporting and Backup Withholding. Payments in connection with the offer may be subject to information reporting to the U.S. Internal Revenue Service and possible backup withholding at a rate of up to 30%.  If you are a U.S. person, backup withholding generally applies, if you:

•

fail to furnish a social security number or taxpayer identification number;

•

furnish an incorrect social security number or taxpayer identification number;

•

fail properly to report interest or dividends; or

•

under some circumstances, fail to provide a certified statement, signed under penalties of perjury, that the social security number or taxpayer identification number provided is your correct number and that you are not subject to backup withholding.

Some U.S. persons, including corporations and financial institutions, generally are exempt from backup withholding. You should consult with your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

If you are not a U.S. person, backup withholding generally applies if you do not certify under penalties of perjury as to your status as a non-U.S. person on IRS Form W-8BEN.

Amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the holders’ U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.  Penalties apply for failure to furnish correct information and for failure to include the reportable payments in income.

Material Israeli Tax Considerations. The following is a summary of the principal Israeli tax considerations applicable to TTI’s shareholders in connection with the receipt of cash in exchange for shares pursuant to the offer. The following summary is addressed only to shareholders that hold shares as capital assets (generally, assets held for investment) and may not apply to all shareholders.

The tax discussion set forth below is included for general information purposes only and is based on present law.  To the extent that the discussion is based on new tax legislation, which has not been subject to judicial or administrative interpretation, we cannot assure you that the views expressed in this discussion will be accepted by the tax authorities in question.  Because individual circumstances may differ, you should consult your tax advisor to determine the applicability of the rules discussed below to you and the particular tax effects of the offer, including the application of Israeli or other tax laws.

Generally, Israeli law imposes a capital gains tax on the sale of shares of an Israeli company like TTI, both by residents and non-residents of Israel, unless a specific exemption is available or unless a treaty between Israel and the country of the non-resident provides otherwise.  Israeli law distinguishes between a “Real Gain” and an “Inflationary Surplus”.  The Real Gain is the excess of the total capital gain over the Inflationary Surplus.  The Inflationary Surplus is computed on the basis of the increase in the Israeli Consumer Price Index between the date of purchase and the date of sale.

On January 1, 2003, the Law for Amendment of the Income Tax Ordinance (Amendment No. 132), 5762-2002, known as the tax reform, came into effect.  Prior to the tax reform, certain gains derived by Israeli residents from the sale of shares in a publicly traded Israeli company were exempt from capital gains tax.  The tax reform and the regulations promulgated thereunder, include, among other things, the imposition of capital gains tax, at a limited rate for individuals, on gains derived by Israeli residents from the sale of shares in Israeli companies publicly traded on the TASE or on a recognized stock exchange outside of Israel (such as TTI).

Under the tax reform, the Real Gain derived by an Israeli resident (individual) from the sale of shares of a publicly traded Israeli company will be subject to capital gains tax at a rate of 15%.  This tax rate does not apply to (i) dealers in securities; (ii) shareholders that report in accordance with the Income Tax Law (Inflationary Adjustment) – 1985; or (iii) shareholders who acquired their shares prior to an initial public offering.  In principle, the tax will be calculated on the Real Gain derived on or after January 1, 2003. The tax basis of shares acquired prior to January 1, 2003 will be determined in accordance with the average closing price in the three trading days preceding January 1, 2003.  However, a request may be made to the tax authorities to consider the actual adjusted cost of the shares if it is higher than such average price. Non-Israeli residents shall, under pending regulations yet to be promulgated, be exempt from tax on any gains derived from the sale of publicly traded on a stock exchange, provided such shareholders did not acquire their shares prior to an initial public offering.

Furthermore, pursuant to the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, or the Treaty, the sale, exchange or disposition of shares by a person who qualifies as a resident of the United States within the meaning of the Treaty, or a Treaty Resident, will not be subject to Israeli capital gains tax unless the Treaty Resident holds, directly or indirectly, shares representing 10% or more of the voting power of TTI during any part of the 12-month period preceding the sale, exchange or disposition.

Income from sale of shares which were issued to an employee as a result of the exercise of options awarded under an employee option plan within the framework of Section 102 of the Income Tax Ordinance, or a Section 102 Plan, is generally computed at the difference between the sale price and the exercise price, and is taxed at the employee’s marginal tax rate.  In a Section 102 Plan, an employee who sells shares issued as a result of the exercise of options before two years have elapsed from the award of the options, is subject to taxation according to the highest tax of three possibilities: the tax which would have been owing upon award of the options, the tax owing at the time of the sale and the tax which would have been owing two years after the award of the options.

In some instances where TTI shareholders may be liable to Israeli tax on the sale of their shares, the payment of the consideration may be subject to the withholding of Israeli tax at the source.

The above summary is not intended to constitute a complete analysis of all tax consequences relating to the disposition of shares. Holders of shares are urged to consult their own tax advisors concerning the tax consequences of their particular situations.  The above discussion is not intended, and should not be construed, as legal or professional tax advice.

6.

PRICE RANGE OF THE SHARES; DIVIDENDS ON THE SHARES.

TTI’s ordinary shares have been quoted on Nasdaq under the symbol “TTIL” since TTI’s initial public offering in December 1996.  TTI has not distributed any stock dividends or declared any split, recapitalization or made any rights offerings to the holders of its securities since its incorporation.

The following table sets forth for each of the fiscal quarters indicated, the high and low closing sales price per share on Nasdaq as reported in published financial sources.  All share prices on Nasdaq are reported in U.S. dollars.

	High ($)	Low ($)
2001:
First Quarter	21.88	11.75
Second Quarter	19.80	10.62
Third Quarter	20.85	10.19
Fourth Quarter	27.29	11.70
2002:
First Quarter	34.50	24.87
Second Quarter	29.03	15.50
Third Quarter	15.46	6.78
Fourth Quarter	7.73	4.11
2003:
First Quarter (through February 6)	5.70	4.11

The following table sets forth the highest closing share price and lowest closing share price on the Nasdaq for the months between January 2002 and the date of this offer to purchase, presented in U.S. dollars:

Year	Month	Day of month	High	Day of month	Low
2002	January	25	34.50	2	24.87
2002	February	12	33.25	26	26.03
2002	March	20	32.08	4	27.73
2002	April	1	28.25	9	22.54
2002	May	28	29.03	7	19.41
2002	June	10	25.51	27	15.50
2002	July	9	15.46	31	12.66
2002	August	14	15.25	30	11.19
2002	September	3	9.9	30	6.78
2002	October	28	6.42	10	4.96
2002	November	5	7.73	25	4.11
2002	December	26	5.46	9	4.29
2003	January	27	4.11	2	5.70
2003	February(1)	6	4.40	4	4.25

_________________

(1) Through February 6, 2003.

On February 6, 2003, the last full trading day prior to the commencement of the offer, the closing price per share, as reported on Nasdaq, was $4.40.

You are urged to obtain a current market quotation for TTI’s shares.

7.

EFFECTS OF THE OFFER ON THE MARKET FOR SHARES; REGISTRATION UNDER THE EXCHANGE ACT.

Our purchase of TTI ordinary shares pursuant to the offer will reduce the number of TTI ordinary shares that might otherwise be traded publicly and may reduce the number of TTI shareholders.  Nonetheless, we anticipate that there will be a sufficient number of ordinary shares outstanding and publicly traded following consummation of the offer to ensure a continued trading market for the shares. Based upon published guidelines of Nasdaq, our purchase of ordinary shares pursuant to the offer will not cause the remaining ordinary shares of TTI to be delisted from Nasdaq.

TTI’s ordinary shares are registered under the Exchange Act, which requires, among other things, that TTI furnish certain information to its shareholders and the SEC.  We believe that our purchase of shares pursuant to the offer will not result in deregistration of the shares under the Exchange Act.

8.

INFORMATION CONCERNING TTI.

Except as otherwise set forth in this document, the information concerning TTI contained in this document has been furnished by TTI, at our request, solely in connection with the preparation of this offer to purchase or has been taken from or based upon publicly available documents and records on file with the SEC and other public sources. The summary information set forth below is qualified in its entirety by reference to these reports.

General.  TTI is a provider of network management systems and operations support systems for communications service providers.  TTI’s software products and solutions are designed to enable communications service providers to improve the management of their wireline and wireless networks and service in order to compete more effectively. TTI is incorporated under the laws of the State of Israel and its principal executive offices are located at 7 Martin Gehl Street, Kiryat Aryeh, Petach Tikva 49512, Israel. The telephone number of TTI at such offices is +972-3-926-9700.

Available Information.  TTI is subject to the informational filing requirements of the Exchange Act applicable to “foreign private issuers” and, in accordance therewith, is obligated to file reports, including annual reports on Form 20-F, and other information with the SEC relating to its business, financial condition and other matters.  These reports and other information should be available for inspection at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC. Copies of this information should be obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.  TTI’s filings after November 4, 2002 are also available on the SEC’s website (http://www.sec.gov).

9.

INFORMATION CONCERNING THE PURCHASER.

General.  Team Software Industries Ltd., is a private Israeli holding company founded in 1993.  We hold investments in TTI, Comtech Ltd., an Israeli company whose shares are listed on the TASE that develops software for the insurance and other industries, and McKit Systems Ltd., a privately-owned Israeli company that distributes and integrates software tools.  We are a wholly owned subsidiary of Team Computers an Israeli company whose shares are listed on the TASE under the symbol “Team”, that performs computer system integration and other value-added services.  Arad, an Israeli holding company, owns 54.8% of the outstanding ordinary shares of Team Computers.  On December 10, 2002, Team Computers announced that it intends to effect a spin-off which, if consummated, would result in our shares (or the shares of a newly formed parent company of ours) becoming listed on the TASE.  In other words, initially we (or such newly formed parent company) will have the same shareholders as Team Computers.  There can be no assurance that the proposed spin-off will be consummated as proposed, or at all.

A group of controlling shareholders of Arad owns 83.1% of Arad’s outstanding shares, and Shlomo Eisenberg, indirectly through a wholly owned company, owns an additional 6.7%. The ownership of the controlling group is divided as follows: Shlomo Eisenberg owns 36.9%, Abraham Gesundheit owns 41.3% and the heirs of the late Rudolph Shpitzer own 21.8%.  The members of the group have an oral agreement among themselves with respect to their shares in Arad.  Pursuant to the agreement, they are required to vote unanimously in Arad’s shareholder meetings for the list of directors that they unanimously approve, any sales of their Arad shares must be approved unanimously and each member has rights of first refusal to purchase shares, on a pro rata basis, that any other member wishes to sell.

Shlomo Eisenberg, Chairman of TTI’s board of directors, serves as the Chairman of our board of directors, of Team Computers’ board of directors and of Arad’s board of directors and beneficially owns 15.6% of Team Computers’ outstanding shares directly and through a wholly owned company, and is a member of the controlling group of shareholders of Arad.  Meir Lipshes, TTI’s Chief Executive Officer and a member of its board of directors, serves as a member of our board of directors and the board of directors of Team Computers and beneficially owns 8.0% of Team Computers’ outstanding shares. Shlomo Eisenberg and Meir Lipshes may be deemed to beneficially own the ordinary shares of TTI that we own.  Messrs. Eisenberg and Lipshes disclaim any beneficial interest in the ordinary shares of TTI we own.

Our principal executive offices are located at 7 Martin Gehl Street, Kiryat Aryeh, Petach Tikva 49512, Israel. The telephone number of the Purchaser at such offices is +972-3–972-8444.

The name, citizenship, business address, present principal occupation and material positions held during the past five years of each of our executive officers and directors and of each entity in control of us are set forth in Schedule I to this document.  Except as set forth in this document, none of the Purchaser or, to our best knowledge, any of the persons listed on Schedule I hereto or any associate or majority owned subsidiary of ours or any of the persons so listed, beneficially owns or has a right to acquire, directly or indirectly, any shares of TTI.  None of the Purchaser or, to our best knowledge, any of the persons or entities referred to above, nor any of the respective executive officers, directors or subsidiaries of any of the foregoing, has effected any transaction in the shares of TTI during the past 60 days.

Except as set forth in this document, none of the Purchaser, or to our best knowledge, any of the persons listed on Schedule I hereto, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of TTI, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities of TTI, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies.

Except as set forth in this document, none of the Purchaser, our affiliates, or, to our best knowledge, any of the persons listed on Schedule I, has had, in the past two years, any business relationships or transactions with TTI or any of its executive officers, directors or affiliates that would be required to be reported under the rules of the SEC applicable to the offer. Except as set forth in this document, in the past two years there have been no contacts, negotiations or transactions between the Purchaser, any of our respective affiliates or, to our best knowledge, any of the persons listed on Schedule I, and TTI or its affiliates concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, election of directors or a sale or other transfer of a material amount of assets.

Except as set forth below, none of the Purchaser, or to our best knowledge, any of the persons listed on Schedule I hereto:

•

has been convicted in a criminal proceeding in the past five years (excluding traffic violations or similar misdemeanors); or

•

has been party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws.

In November 1997, a motion for certification of a class action was filed against Mr. Eisenberg, Arad and the other directors of Arad in the Tel Aviv District Court.  The class action alleged that the defendants, including Mr. Eisenberg, had, among other things, wrongfully obtained the approval by Arad’s shareholders of a transaction in which Arad acquired shares of Isras Investment Company Ltd. from Mr. Eisenberg and two other controlling shareholders of Arad which was financed through a rights offering.  In December 1998, the plaintiff in the class action informed the court that the class action will not be active until the resolution of the criminal proceedings described below.  On February 24, 1999, all of the defendants, except Mr. Eisenberg, signed a settlement agreement with respect to this action without admitting any of the charges. Until 30 days prior to the renewal of the civil proceedings, Mr. Eisen berg is entitled to join the settlement agreement.  Following an investigation by the Israel Securities Authority of certain aspects of the above-mentioned matter, an indictment was filed against Mr. Eisenberg and other accused persons in the Tel Aviv District Court alleging, among other things, that Mr. Eisenberg and other accused persons have failed to disclose to the Arad public shareholders and in the rights offering prospectus, the circumstances surrounding the sale of certain Arad shares by Mr. Eisenberg to third parties, including certain understandings that the parties to that transaction had allegedly reached.  The indictment alleges that the purpose of that transaction was to fraudulently obtain the shareholders’ consent required under Israeli law for the acquisition by Arad of the Isras shares from Arad’s related parties.  The charges include violations of Israel’s Securities Law (including making a misleading statement in a prospectus) and Penal Law.  Mr. Eisenb erg pled not guilty to the charges.  The trial has been completed and is awaiting the judge’s verdict.  Under current Israeli law, if Mr. Eisenberg is convicted of certain of the alleged criminal offenses, he would be disqualified to serve as a director of a public company, including TTI, Team Computers and Arad, unless permitted to serve by a court order.

Available Information.  We are not subject to the informational filing requirements of the Exchange Act.    Elsewhere in this offer to purchase, we have included our consolidated financial statements, which are prepared in accordance with Israeli generally accepted accounting principles and contain a reconciliation to U.S. generally accepted accounting principles.  Our financial statements are presented in this offer to purchase on an unaudited basis.  Audited financial statements are not available or obtainable without unreasonable cost or expense due to multiple subsidiary companies that affect our financial statements.

10.

SOURCES AND AMOUNT OF FUNDS.

Our offer is not conditioned upon any financing arrangements.  We estimate that the total amount of funds that we will require to consummate the offer, including fees and expenses, is approximately $4.1 million.  We have arranged to finance our purchase of the shares with a loan from Bank Hapoalim B.M., one of Israel’s leading commercial banks.  A commitment letter was signed prior to the commencement of the offer, and borrowings in an amount exceeding the total purchase price, including transaction expenses, are currently available to us thereunder.  The loan matures in three years.  Interest on the loan, at the rate of three-month LIBOR plus 2.5% per year, is payable quarterly.  As collateral for the loan, we are required to grant Bank Hapoalim a first-priority lien over such number of our TTI shares the market value of which equals at least three times the amount of the loan.  The commitmen t letter also contains certain financial covenants.  We currently do not have a plan to repay or refinance the loan.

11.

DIVIDENDS AND DISTRIBUTIONS.

TTI has neither declared nor paid cash dividends on its ordinary shares since its incorporation.

12.

CONDITIONS OF THE OFFER.

Notwithstanding any other provisions of the offer, and in addition to (and not in limitation of) our rights to extend and amend the offer at any time, in our sole discretion, we shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to our obligation to pay for or return tendered shares promptly after termination or withdrawal of the offer), pay for, and may delay the acceptance for payment of and accordingly the payment for, any tendered shares, and may terminate the offer, if, in our sole judgment,

(a) on or prior to the Initial Expiration Date, any one or more of the following conditions has not been satisfied:

(1) there shall have been validly tendered and not withdrawn prior to the expiration of the offer at least 650,000 ordinary shares such that following consummation of the offer, we beneficially own ordinary shares constituting at least 50.22% of TTI’s outstanding ordinary shares;

(2) the aggregate number of shares tendered in the offer is greater than the number of shares represented in notices of objection, as required by Israeli law (excluding shares held by us or our affiliates);

(3) we shall have obtained the approval of the Israeli Anti-Trust Authority.  See Section 13; or

(4) TTI shall have obtained the approval of the Investment Center of the Ministry of Industry and Trade of Israel.  See Section 13;

(b) at any time on or after commencement of the offer and before the time of payment for any such shares (whether or not any shares have theretofore been accepted for payment pursuant to the offer), any of the following events shall occur or shall be determined by us to have occurred, which, in our sole judgment, in any such case and regardless of the circumstances (including any action or inaction by us) giving rise to any such condition, makes it inadvisable to proceed with the offer and/or with such acceptance for payment or payment:

(1) there has been or will be any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, enforced, promulgated, amended, issued or deemed applicable to the offer, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign that, in our reasonable judgment, would be expected to, directly or indirectly:

•

make illegal or otherwise prohibit or materially delay consummation of the offer or seek to obtain material damages or make materially more costly the making of the offer;

•

prohibit or materially limit the ownership by us of TTI shares or compel us to dispose of or hold separately all or any material portion of the TTI shares, or seek to impose any material limitation on our ability to conduct our business or own such shares; or

•

result in a material adverse effect on us or TTI;

(2) there has been or will be instituted or pending any action or proceeding by any governmental entity or third party seeking, or that would reasonably be expected to result in any of the consequences referred to in the clauses of paragraph (b)(1) above;

(3) we shall become aware of any change that has or will have occurred (or any development that has or will have occurred involving prospective changes) in the business, assets, liabilities, condition (financial or otherwise), prospects or results of operations of TTI that has, or could reasonably be expected to have, in our sole discretion, a material adverse effect on TTI or, assuming consummation of the offer, on us;

(4) there has or will have occurred, and continued to exist:

•

any general suspension of, or limitation on prices for, trading in securities on the Nasdaq Stock Market;

•

a change in the general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States or Israel to extend credit or syndicate loans;

•

a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Israel (whether or not mandatory);

•

a commencement of a war, armed hostilities or other national or international crisis involving the United States or Israel or a material limitation (whether or not mandatory) by any governmental entity on the extension of credit by banks or other lending institutions; or

•

in the case of any of the foregoing existing at the time of the commencement of the offer, a material escalation or the worsening thereof; or

(5) any approval, permit, authorization, favorable review or consent of any governmental entity shall not have been obtained on terms satisfactory to us, in our sole discretion. This includes, without limitation, that the SEC shall have found that the proposed procedures and disclosure materials relating to the offer comply with applicable rules and regulations or are exempted therefrom.  This may be evidenced by these regulatory authorities having no further comments or objections to the offer and the related offering materials.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances (including any action or inaction by us) giving rise to any such conditions and may be waived by us in whole or in part at any time and from time to time, in each case, in the exercise of our sole discretion, subject to applicable law. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. Any determination by us concerning any condition described in this Section 12 shall be final and binding on all parties. A public announcement may be made of a material change in, or waiver of, such conditions, and the offer may, in certain circumstances, be extended in connection with any such change or waiver.

Should the offer be terminated pursuant to the foregoing provisions, all tendered shares not theretofore accepted for payment shall forthwith be returned by the Depositary to the tendering shareholders.

The offer is not conditioned on our obtaining financing or the approval of the board of directors of TTI.

13.

LEGAL MATTERS AND REGULATORY APPROVALS.

Israeli Anti-Trust Authority. Prior to the consummation of the offer, TTI and we are required to receive the approval of the Israeli Anti-Trust Authority regarding the purchase of TTI’s shares pursuant to the offer.  This approval is required by the Israeli Restricted Trade Practices Law, 5748-1988, since we expect to cross the 50% ownership threshold as a result of the offer.  On December 18, 2002, we filed a preliminary merger notification and a request for preliminary approval with the Anti-Trust Authority, and on January 6, 2003, we furnished the Anti-Trust Authority with additional information. On January 15, 2003, we received a non-binding pre-ruling that the Anti-Trust Authority does not object to the proposed increase of our holdings in TTI pursuant to the offer.  Following the commencement of the offer, each of TTI and we will be required to file definitive merger notifications.  Despite rece ipt of this pre-ruling, there is no assurance that TTI and we will receive the final approval of the Anti-Trust Authority.

Israeli Investment Center.  Prior to the consummation of the offer, TTI is required to receive the approval of Investment Center of the Ministry of Industry and Trade of Israel regarding the purchase of TTI’s shares pursuant to the offer. This approval is required because TTI’s facilities currently enjoy “approved enterprise” status under the Israeli Law for the Encouragement of Capital Investments, 5719-1959, which provides TTI with certain tax benefits. In order to maintain its “approved enterprise” status and such tax benefits, TTI is required, among other things, to obtain the approval of the Investment Center for certain changes in TTI’s shareholdings, including the purchase of TTI’s shares pursuant to the offer.  On February 6, 2003, TTI filed a request for approval with the Investment Center.  There is no assurance that TTI will receive the approval of the Investme nt Center.

Israeli Office of the Chief Scientist.  Following the consummation of the offer, TTI is required to notify the Office of the Chief Scientist of the Ministry of Industry and Trade of Israel regarding the purchase of TTI’s shares pursuant to the offer. This notification is required because TTI receives funding for a portion of its research and development expenses under the Israeli Law for the Encouragement of Industrial Research and Development, 5744-1984.

General.  In addition, we must receive any necessary material approval, permit, authorization or consent of any U.S., Israeli or other governmental, administrative or regulatory agency (federal, state, local, provincial or otherwise) prior to the consummation of the Initial Offer Period.  This includes, without limitation, that the SEC shall have found that the proposed procedures and disclosure materials relating to the offer comply with applicable rules and regulations or are exempted therefrom.  This may be evidenced by such regulatory authorities having no further comments or objections to the consummation of the offer and the related offering materials.  Except as just described in this Section 13, we are not aware of any license or regulatory permit that appears to be material to the business of TTI and its subsidiaries, taken as a whole, that might be adversely affected by our acquisition of shares pursuant to the offer or otherwise.  If any such approval or other action is required, we presently contemplate that such approval or other action will be sought.  While, except as otherwise described in this document, we do not presently intend to delay the acceptance for payment of, or payment for, shares tendered pursuant to the offer pending the outcome of any such matter, there can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that failure to obtain any such approval or other action might not result in consequences adverse to TTI’s business or that parts of TTI’s business might not have to be disposed of, or other substantial conditions or that failure to obtain any such approval or other action might not result in unknown or unforseen consequences adverse to TTI’s business.  See Section 12 for conditions to the offer, including conditions with respect to governmental actions.

14.

FEES AND EXPENSES.

We have retained MacKenzie Partners, Inc. to serve as the Information Agent and American Stock Transfer & Trust Company to serve as the Depositary in connection with the offer.  The Information Agent may contact holders of shares by personal interview, mail, telephone, telex, telegraph and other methods of electronic communication and may request brokers, dealers, banks, trust companies and other nominees to forward the materials relating to the offer to beneficial holders.  As compensation for acting as Information Agent in connection with the offer, MacKenzie Partners, Inc. will be paid a reasonable and customary fee for its services and will also be reimbursed for out-of-pocket expenses and may be indemnified against specified liabilities and expenses in connection with the offer, including specified liabilities under the U.S. federal securities laws.

We will pay the Depositary reasonable and customary compensation for its services in connection with the offer, plus reimbursement for reasonable out-of-pocket expenses, and will indemnify it against specified liabilities and expenses in connection with its services, including specified liabilities under the U.S. federal securities laws.

It is estimated that the expenses incurred in connection with the offer will be approximately as set forth below:

Information Agent Fees	$21,500
Depositary Fees	15,000
Filing Fees	359
Accounting Fees	15,000
Legal Fees	100,000
Printing and Mailing Costs, Miscellaneous	48,141
Total	$200,000

Except as set forth above, we will not pay any fees or commissions to any broker or dealer or other person or entity in connection with the solicitation of tenders of shares pursuant to the offer.  We will, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding materials relating to the offer to their customers.

15.

MISCELLANEOUS.

We are making the offer to shareholders of TTI by this offer to purchase and the related documents delivered to you.  We are not aware of any jurisdiction where the making of the offer is prohibited by administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the offer or the acceptance of the shares pursuant thereto, we will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the offer.  If, after this good faith effort, we cannot comply with the state statute, the offer will not be made to (nor will tenders be accepted from or on behalf of) holders of shares in that state.  In those jurisdictions where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, we will endeavor to make arrangements to have the offer made on our behalf by o ne or more registered brokers or dealers licensed under the laws of such jurisdictions.

No person has been authorized to give any information or to make any representation on our behalf not contained herein or in the letter of transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

Pursuant to Rule 14d-3 of the General Rules and Regulations under the Exchange Act, we have filed with the SEC a Schedule TO, together with exhibits, furnishing additional information with respect to the offer. The Schedule TO and any amendments thereto, including exhibits, should be available for inspection at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this information should be obtainable by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC. The SEC also maintains a website on the World Wide Web at http://www.sec.gov that contains reports and other information filed electronically with the SEC.

TEAM SOFTWARE INDUSTRIES LTD.

February 7, 2003

SCHEDULE I

DIRECTORS AND EXECUTIVE OFFICERS OF PURCHASER, TEAM COMPUTERS AND ARAD

1.  Purchaser.  The following schedule sets forth the (i) name, (ii) present principal occupation or employment and (iii) material occupations, positions, offices or employments for the past five years, of each of our directors.  We currently have no officers and are managed by our board of directors.  Unless otherwise indicated, the principal address of Purchaser and each of its directors is 7 Martin Gehl Street, Kiryat Aryeh, Petach Tikva 49512, Israel. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to a position with us.

Directors of Purchaser

Name	Position in Purchaser	Principal Occupation
Shlomo Eisenberg	Chairman of the Board

Mr. Eisenberg has served as acting chairman of the board of Isras Investment Company Ltd. and chief executive officer since 1989, as chairman of the board of Team Software since 1994, as acting chairman of the board of Team Computers since 1990; as chairman of the board of Arad since 1988, as chairman of the board of Omnitech-Eichut Ltd. since 1991, as a director of Comtec Ltd. since 1999, as chairman of the board of TTI since 1991, as chairman of the board of Hassin Esh Ceramic Works (1990) Ltd. since 2001 and as chairman of the board of Pardes Industries Ltd. since 1993.

Meir Lipshes	Director

Mr. Lipshes has served as the chief executive officer of TTI since 1990, as a director of Team Software since 1994, as a director of Team Computers since 1972, as a director of Omnitech-Eichut Ltd. since 1979 and as chairman of the board of Comtec Ltd. since 1999.

Nechama Tzivin	Director

Ms. Tzivin has been in private practice as a lawyer since 1997. She has served as a director of Team Software since 2002, as a director of Omnitech-Eichut Ltd. since 1998 and as a director of Meshulam Levinstein Contracting & Engineering Ltd. since 2003.  Ms. Tzivin served as a director of the Israeli Government Tourist Corporation between May 1997 and June 2000, as a director of Israeli Chemicals Ltd. between 1998 and 1999, as a director of Dead Sea Periclase Ltd. between 1998 and 1999 and as a director of Team Computers between 1998 and 1999.  Her business address is 23 Petach Tikva Road, Tel Aviv, Israel.

Each of the directors of Purchaser is a citizen of Israel, except for Ms. Tzivin, who is a citizen of the United States, as well.

2.  Team Computers.  The following schedule sets forth the (i) name, (ii) present principal occupation or employment and (iii) material occupations, positions, offices or employments for the past five years, of each of the directors and executive officers of Team Computers.  The principal address of Team Computers and each of its directors and its executive officers is 7 Martin Gehl Street, Kiryat Aryeh, Petach Tikva 49512, Israel. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with Team Computers.

Name	Position in Team Computers	Principal Occupation
Meir Lipshes	Director	See above.
Harry Sapir	Director	Mr. Sapir is a financial advisor. He has served as a director of Team Computers since 1990, as a director of Isras Investment Company Ltd. since 1989 and as a director of Arad since 1988.
Joseph Kantor	Director

Mr. Kantor has served as the general manager of AT&T Mediterranean (AT&T Israel) since 1997 and as a director of Team Computers since 1999.  He served as a director of Cocoop Technologies between 1999 and 2002 and as a director of Evart Industries Ltd. between 1997 and 2002. Mr. Kantor has served as chairman of the board of Afikim Electrical Vehicles Ltd. since 2001.

Romemia Halevy-Segal	Director

Mr. Halevy-Segal has served as the head of the local municipality of Savyon since 1998. From 1980 to 1998, Mr. Halevy-Segal served as the head of Egged Transportation's computer center.  Mr. Halevy-Segal has served as a director of Team Computers since 1998 and as chairman of the board of the Data Processing Bureau of the Jewish Agency since 1983.

Haim Mizrahi	Chief Executive Officer

Mr. Mizrahi has served as chief executive officer of Team Computers since 1999. He served as co-chief executive officer of Team Computers between 1995 and 1999 and as sales manager of Team Computers between 1985 and 1995.

Shimshon Tauber	Vice President, Finance and Operations

Mr. Tauber has served as Vice President Finance and Operations since 2001. He served as chief financial officer of Arel Communications and Software Ltd. between 1994 and 1998 and as chief financial officer of Compro Software Industries Ltd. between 1998 and 2000.

Zvi Bruner	Vice President of Technologies	Mr. Bruner has served as Team Computers’ Vice President of Technologies since 1992.
Eitan Bar-Sela	Vice President of Technical Services	Mr. Bar-Sela has served as Vice President of Technical Services of Team Computers since 1992.
Nachman Rubinfeld	Vice President, Project & Software Development	Mr. Rubinfeld has served as Vice President Project & Software Development of Team Computers since 1999. Between 1995 and 1999, Mr. Rubinfeld served as Vice President Sales of Team Computers.
Emmanuel Silberstein	Vice President of Sales	Mr. Silberstein has served as Vice President of Sales of Team Computers since 2001. Mr. Silberstein served as a sales manager in Team Computers between 1992 and 2001.

Each of the directors and executive directors of Team Computers is a citizen of Israel.

3.  Arad.  The following schedule sets forth the (i) name, (ii) present principal occupation or employment and (iii) material occupations, positions, offices or employments for the past five years, of each of the directors and executive officers of Arad.  Unless otherwise indicated, the principal address of Arad and each of its directors and its executive officers is 27 Hamered St., Tel Aviv, Israel. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with Arad.

Name and Address	Position in Arad	Principal Occupation
Shlomo Eisenberg	Director	See above.
Harry Sapir	Director	See above.
Moshe Agrest	Director	Mr. Agrest has been in private practice as a lawyer since 1975; Mr. Agrest has served as a director of Arad since 1999.
Abraham Melamed	Director	Mr. Melamed has been in private practice as a lawyer since 1957. He has served as a director of Arad since 1998 and has served as a director of Dubek Ltd. since 1988.
Amitzur Shlaski	Director	Mr. Shlaski has served as the chief executive officer of Mor Study Utilizing Ltd. since 2000, as a director of Arad since 1998 and as a director of Eurotrade Capital Markets since 2001.
Abraham Gesundheit	Director

Mr. Gesundheit has been an international businessman since 1950.  He has served as a director of Arad since 1997, as a director of Tensai AG since 1970 and as a director of Extal Ltd. since 1989.  His business address is 24 Birmannsgasse, Basel, Switzerland.

Ilan Toker	Acting Chief Executive Officer & Chief Financial Officer

Mr. Toker has served as the acting chief executive officer of Arad since 2002, as the chief financial officer of Arad since 2000, as the chief financial officer of Isras Investment Company Ltd. since 1997 and as a director of Hassin Esh Ceramic Works (1990) Ltd. since 2001.

Each of the directors and executive officers of Arad is a citizen of Israel with the exception of Abraham Gesundheit, who is a citizen of Switzerland.

TEAM SOFTWARE INDUSTRIES LTD.

(an Israeli corporation)

Financial Statements

(Unaudited)

Contents

Page
Financial Statements as at December 31, 2001	F-2

Financial Statements as at September 30, 2002	F-30

Explanatory note: The consolidated financial statements of the Purchaser have been presented in this offer to purchase on an unaudited basis.  The Purchaser’s audited financial statements are not available or obtainable without unreasonable cost or expense due to multiple subsidiary companies that affect the Purchaser’s financial statements.

TEAM SOFTWARE INDUSTRIES LTD.

(an Israeli corporation)

Financial Statements as at December 31, 2001

Prepared in accordance with Israeli GAAP
(Unaudited)

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Consolidated Balance Sheet
(Unaudited)

		December 31

		2000	2001	2001

	Note	Adjusted NIS of September 2002		Convenience translation into dollars (Note 2c)

		(In thousands)
Current Assets
Cash and cash equivalents	3	-	14,376	2,951
Short-term investments		-	304	62
Trade receivables	4	-	21,142	4,341
Other receivables	5	-	4,166	855
Inventories		-	53	11

		-	40,041	8,220

Investments and Long-Term Receivables
Associated company	6a	139,281	175,152	35,958
Deferred taxes		-	806	166

		139,281	175,958	36,124

Fixed Assets	7	-	5,642	1,158

Other Assets	8	-	10,286	2,112

		139,281	231,927	47,614

Current Liabilities
Short-term bank credit and loans	9	-	853	175
Trade payables	10	-	2,738	562
Other payables	11	-	11,408	2,342

		-	14,999	3,079

Long-Term Liabilities
Liabilities to banks and others	12	1,042	20,287	4,165
Liabilities for severance pay, net	13	-	2,557	525

		1,042	22,844	4,690

Contingent Liabilities and Commitments	21
Minority Interests		-	10,504	2,156

Shareholders’ Equity	14	138,239	183,580	37,689

		139,281	231,927	47,614

The notes accompanying the financial statements are an integral part thereof.

Shlomo Eisenberg	Meir Lipshes
Chairman of the Board	Director

Date of Approval of Financial Statements: February 5, 2003

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Consolidated Statement of Income
(Unaudited)

		Year ended December 31

		1999	2000	2001	2001

	Note	Adjusted NIS September 2002			Convenience translation into dollars (Note 2c)

		(In thousands)

Revenues		163,400	43,079	2,132	438
Cost of revenues	15	98,739	23,560	1,271	261

Gross profit		64,661	19,519	861	177

Selling and marketing expenses	16	27,275	8,169	470	96
General and administrative expenses	17	13,187	3,813	270	55

		40,462	11,982	740	151

Operating income		24,199	7,537	121	26

Financing income (expenses), net		2,202	(1,490)	14	3

Other income (expenses), net	18	12,771	127,353	(69)	(14)

Income before taxes on income		39,172	133,400	66	15
Taxes on income	19	1,812	28,377	45	10

Income after taxes on income		37,360	105,023	21	5
Company’s share in results of associated company		-	13,284	35,871	7,364
Minority rights in results of subsidiary		11,022	(3,923)	-	-

Net income		26,338	114,384	35,892	7,369

Earnings per share - basic and diluted		263.38	1,143.84	358.92	73.69

Number of shares used in calculating earnings per share		100	100	100	100

The notes accompanying the financial statements are an integral part thereof.

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Consolidated Statement of Changes in Shareholders’ Equity
(Unaudited)

	Adjusted NIS of September 2002

	Share capital	Capital reserves	Retained earnings	Total

	(In thousands)
Balance as at January 1, 1999	*	-	48,097	48,097
Movement in 1999
Net income	-	-	26,338	26,338

Balance as at December 31, 1999	*	-	74,435	74,435
Movement in 2000
Net income	-	-	114,384	114,384
Dividend	-	-	(50,580)	(50,580)

Balance as at December 31, 2000	*	-	138,239	138,239
Movement in 2001
Net income	-	-	35,892	35,892
Capital reserve from transaction withcontrolling shareholder	-	9,449	-	9,449

Balance as at December 31, 2001	*	9,449	174,131	183,580

	Convenience translations into dollars (Note 2c)

	Share capital	Capital reserves	Retained earnings	Total

	(In thousands)
Balance as at January 1, 2001	*	-	28,380	28,380
Movement in 2001
Net income	-	-	7,369	7,369
Capital reserve from transaction with controlling shareholder	-	1,940	-	1,940

Balance as at December 31, 2001	*	1,940	35,749	37,689

The notes accompanying the financial statements are an integral part thereof.

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Consolidated Statement of Cash Flows
(Unaudited)

		Year ended December 31

		1999	2000	2001	2001

	Appendix	Adjusted NIS September 2002			Convenience translation into dollars (Note 2c)

		(In thousands)
Cash flows from operating activities:
Net income		26,338	114,384	35,892	7,369
Reconciliations required to present cash flows from operating activities	A	13,485	(117,920)	(36,218)	(7,436)

Net cash used for operating activities		(12,853)	(3,536)	(326)	(67)

Cash flows from investing activities:
Acquisition of fixed assets		(16,169)	(3,284)	(112)	(23)
Proceeds from realization of fixed assets		214	114	50	10
Investment in company consolidated for the first time	B	-	-	(3,339)	(686)
Decline in investment in company no longer consolidated	C	-	(6,249)	-	-
Acquisition of securities of associated company		-	(345)	-	-
Investment in proportionate consolidated Company	D	-	-	(1,091)	(223)
Proceeds from realizing marketable securities		(775)	1,736	-	-

Net cash used for investing activities		(16,730)	(8,028)	(4,492)	(922)

Cash flows from financing activities
Receipt of long-term loans		-	-	19,191	3,939
Short-term credit from banks		(921)	659	3	1
Options realization in subsidiary		6,951	-	-	-
Issue of shares to minority in subsidiary		34,746	-	-	-
Dividend paid		-	(50,580)	-	-

Net cash provided by (used for) financing activities		(40,777)	(49,921)	19,194	3,940

Increase (decrease) in cash and cash equivalents		(36,900)	(61,485)	14,376	2,951

Balance of cash and cash equivalents at beginning of year		24,585	61,485	-	-

Balance of cash and cash equivalents at end of year		61,485	-	14,376	2,951

The notes accompanying the financial statements are an integral part thereof.

TEAM SOFTWARE INDUSTRIES LTD.

	Year ended December 31

	1999	2000	2001	2001

	Adjusted NIS of September 2002			Convenience translation into dollars (Note 2c)

	(Unaudited)

	(In thousands)

Appendix A – Reconciliations required to present cash flows from operating activities

Revenues and expenses not connected with cash flows:

Company’s share in results of associated company	-	(13,284)	(35,871)	(7,364)
Minority rights in result of subsidiary	11,022	3,923	-	-
Depreciation and amortization	6,087	2,009	62	13
Deferred taxes, net	(201)	(5)	23	4
Increase (decrease) in liabilities for severance pay, net	1,306	(58)	(80)	(16)
Loss (gain) from sale of fixed assets	(53)	(78)	11	2
Income from realizing and decline in holdings in associated company, net of tax	(12,718)	(13,284)	-	-
Loss (gain) from marketable securities	(969)	8	(8)	(2)

	4,474	(107,229)	(35,863)	(7,363)

Changes in items of assets and liabilities
Decrease (increase) in trade receivables	(28,667)	8,165	(773)	(159)
Decrease (increase) in other receivables	(5,851)	(3,476)	17	4
Decrease in inventories	-	-	32	7
Increase (decrease) in trade payables	2,682	1,653	(57)	(12)
Increase (decrease) in other payables	13,887	(17,033)	426	87

	(17,959)	(10,691)	(355)	(73)

Total	13,485	(117,920)	(36,218)	(7,436)

Appendix B – Investment in company consolidated for first time

Assets and liabilities of subsidiary on date of acquisition:
Working capital excluding cash	-	-	10,190	2,092
Fixed assets	-	-	6,323	1,298
Long-term liabilities	-	-	(2,670)	(548)
Minority rights on date of acquisition	-	-	(10,504)	(2,156)

	-	-	3,339	686

TEAM SOFTWARE INDUSTRIES LTD.

	Year ended December 31

	1999	2000	2001	2001

	Adjusted NIS of September 2002			Convenience translation into dollars (Note 2c)

	(Unaudited)

	(In thousands)

Appendix C– Decline in investment in company no longer consolidated

Assets and liabilities of subsidiaries on date of realization:

Working capital excluding cash	-	40,150	-	-
Fixed assets	-	28,600	-	-
Minority rights on date of realization	-	(74,155)	-	-
Income from realizing investment	-	99,744	-	-
Tax payable for realizing investment	-	27,577	-	-
Balance of investment in subsidiaries which became associated companies	-	(128,165)	-	-

	-	(6,249)	-	-

Appendix D – Investment in proportionate consolidated company :

Working capital excluding cash	-	-	91	18
Fixed assets	-	-	1,000	205

	-	-	1,091	223

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Notes to the Financial Statements
(Unaudited)

Note 1 - General

a.	The Company’s operations

The Company is a private Israeli holding company founded in 1993. The Company holds investments in investee companies, as detailed below. The Company is a wholly owned subsidiary of Team Computers and Systems Ltd. (hereinafter – "Team Computers"), an Israeli company listed on the Tel Aviv Stock Exchange (hereinafter – "TASE") that performs computer system integration and other value-added services.

On December 10, 2002, Team Computers announced that it is planning a spin-off which, if consummated, will result in the creation of a new Israeli Company listed in the TASE, that will hold all of the Company’s outstanding shares. The new company will be a sister company of Team Computers.

The following are details about the investee companies:

At the end of 2001 the Company purchased from Team Computers (its parent company) holdings in listed shares of a subsidiary, Comtech Ltd. (hereinafter – "Comtech"), in consideration for adjusted NIS 17,055 thousands. The consideration was determined in accordance with the value of the shares on the TASE at the time of the sale. The difference between this consideration and the value of the investments in the books of Team Computers was charged in the Company’s books to capital reserve. To finance the acquisition Team Computers endorsed to the Company, after the balance sheet date, loans received from banks used for the acquisition of the investment. Comtech is an Israeli company whose shares are listed on the TASE and that develops software for the insurance industry and other industries. As of December 31, 2001 the Company held 61.9% of Comtech’s shares. Regarding the acquisition of Comtech’s shares after the balance sheet date, see Note 24.

On October 31, 2001 the Company purchased from a company controlled by Team Computers its holdings (50%) and a capital note of a proportionate consolidated company, McKit Systems Ltd. (hereinafter – "McKit"), in consideration for adjusted NIS 2,136 thousands. To finance the acquisition Team Computers provided the Company with a loan linked to the consumer price index. McKit is a private Israeli company that distributes and integrates software tools. As of December 31, 2001 the Company held 50% of McKit’s shares.

TEAM SOFTWARE INDUSTRIES LTD.

Note 1 - General (contd.)

a.	The Company’s operations (contd.)

An associated company, T.T.I. Team Telecom International Ltd. (hereinafter - "T.T.I.") has been listed on the Nasdaq Stock Market. since December 1996. On March 2000 T.T.I. issued additional 1.1 million shares by public offering. In addition, as part the public offering, the Company sold 550 thousand shares of T.T.I. owned by it. As a result of this issue and this sale the Company’s holding in T.T.I. declined from 52% to 41%. In view of this reduction, the Company discontinued consolidating T.T.I.’s financial statements as of the end of the first quarter of 2000. The Company’s consolidated statements of income for 1999 include the data from T.T.I.’s statement of income for 1999, and.the Company’s consolidated statements of income for 2000 include the data from T.T.I.’s statement of income of the first quarter of 2000. T.T.I. designs, develops, markets and supports network management and operation support system software for the communications service providers. As of December 31, 2001 the Company held 39.4% of T.T.I.’s shares. Regarding the acquisition of T.T.I.’s shares after the balance sheet date, see Note 24.

b.	Definitions:

The Company	-	Team Software Industries Ltd.

Subsidiary company	-	A company whose statements are fully consolidated with those of the Company.

Proportionate consolidated company	-	A company whose statements have consolidated with those of the Company by a proportionate consolidation.

Associated company	-	A company, excluding a subsidiary and a proportionate consolidated company, which is included in the Company’s statements by the equity method.

Investee company	-	Subsidiary company, proportionate consolidated company, and associated company.

The Group	-	The Company and its investee companies.

Interested party	-	As defined in the Israeli Securities Regulations (Preparation of Annual Financial Statements), - 1993.

NIS		New Israeli Shekels.

Related party	-	As defined in Pronouncement 29 of the Institute of Certified Public Accountants in Israel.

TEAM SOFTWARE INDUSTRIES LTD.

Note 2 – Significant accounting principles

The significant accounting principles implemented in preparing the financial statements:

a.	Adjusted financial statements

	1.	The companies in the Group manage their accounts on a current basis in nominal NIS. In accordance with the Pronouncement of the Institute of Certified Public Accountants in Israel the financial statements are presented in NIS of the end of the period of report, which have identical purchasing power (adjusted NIS). The adjusted purchasing power of NIS reflects the level of prices in September 2002 – in accordance with the consumer price index of September 2002 published on October 15, 2002. (See Note 2 m).

	2.	The adjusted amounts presented in these statements do not necessarily represent their realization value or updated economic value, but only the original historic value adjusted to changes in the general purchasing power of the currency.

	3.	The term "cost" in these financial statements means cost in adjusted NIS.

b.	Adjustment rules
	1.	Balance sheet

		(a)	The amounts of the non-monetary items (items whose amounts in the balance sheet reflect the historical value at the time of their acquisition or creation – see below) have been adjusted according to changes in the consumer price index since their acquisition or creation.

The following amounts have been handled as non monetary items: inventories, investments in investee companies, fixed assets, other assets and capital.

		(b)	The monetary items (items whose amounts in the balance sheet reflect their updated value or realization value on the balance sheet date) are presented in the adjusted balance sheet in accordance with their nominal value on the balance sheet date, and adjusted to NIS of September 2002.

		(c)	The Company’s share in the results of operations of investee companies and minority rights in a subsidiary have been determined on the basis of the adjusted statements of these companies.

		(d)	Taxes on income include an erosion of tax payments from the date of payment to the balance sheet date.

TEAM SOFTWARE INDUSTRIES LTD.

Note 2 – Significant accounting principles (contd.)

	2.	Statement of income

		(a)	The components of the statement of income (excluding finance), which express transactions carried out during the year of the report, have been adjusted on the basis of the dates of implementation of the transactions, according to basis of monthly indices and the erosion of the monetary balances relating to the transactions included in the financing item.

		(b)	The elements of the statement of income connected to non-monetary items in the balance sheet, have been adjusted on the same basis used in adjusting the related balance sheet items, such as: depreciation of assets, etc.

		(c)	Elements of the statement of income connected with provisions included in the balance sheet have been determined on the basis of the changes in the balances of the relative balance sheet items, taking into account the cash flows for them.

		(d)	The net financing item stems from the other items in the statement, and reflects financing revenues and expenses in real value, including the erosion of monetary items during the year.

	3.	An associated company traded abroad

The financial statements of T.T.I. are published in accordance with U.S. GAAP and presented in U.S. dollars.

The financial statements of T.T.I. have been adjusted to Israeli GAAP and adjusted to changes in the rates of exchange of the dollar pursuant to clause 29 of Pronouncement 36 of the Institute of Certified Public Accountants in Israel.
The presentation of the investment in T.T.I. in the Company’s financial statements is handled as a "long arm" pursuant to clarification 8 of Pronouncement 36 of the Institute of Certified Public Accountants in Israel; consequently, the items in the financial statements of T.T.I. have been adjusted to changes in the general purchasing power of the NIS according to the principles of Pronouncement 36 of the Institute of Certified Public Accountants in Israel.

c.	Convenience translation into U.S. dollars ("dollars" or "$"):

The adjusted NIS figures at December 31, 2001 have been translated into U.S. dollars using the representative exchange rate of the U.S. dollar at September 30, 2002 ($1 = NIS 4.871). The translation was made solely for convenience. The translated U.S. dollar figures should not be construed as a representation that the Israeli currency amounts actually represent, or could be converted into, U.S. dollars.

TEAM SOFTWARE INDUSTRIES LTD.

Note 2 – Significant accounting principles (contd.)

d.	Use of estimates

Preparation of the financial statements in accordance with GAAP requires the use of estimates and evaluations which affect the reported amounts of assets and liabilities, including contingent liabilities and the amounts of revenues and expenses. These estimates are calculated in accordance with the evaluations of the Company’s management based on their experience and past data. Nevertheless, the actual results are liable to be different from these estimates.

e.	Consolidation of financial statements

The consolidated financial statements include the financial statements of the Company and of subsidiaries in which ownership and control exceed 50% and of companies with joint control (as mentioned in Pronouncement 57 of the Institute of Certified Public Accountants in Israel), which have been consolidated by proportionate consolidation.

The list of the companies whose financial statements are included in the consolidation and the respective percentages of the Company’s ownership and control in them are presented in note 1.

The surplus cost of the investment over the fair value of the identified assets, less the fair value of identified liabilities (after relating to taxes resulting from temporary differences) on the date of acquisition, is charged to goodwill. The goodwill is presented in the consolidated balance sheet in the framework of "other assets" and amortized in equal annual rates over 10 years.

Balances of significant transactions between the companies whose statements are included in the consolidation have been cancelled in the consolidated financial statements.

f.	Cash and cash equivalents

The item includes cash in NIS and foreign currency and deposits for immediate withdrawal and short-term (up to 3 months from the date of their original deposit) in banks.

g.	Marketable securities

Marketable securities are presented at market value on the balance sheet date in accordance with Pronouncement 44 of the Institute of Certified Public Accountants in Israel. Changes in the value of marketable securities are posted to the statement of income.

TEAM SOFTWARE INDUSTRIES LTD.

Note 2 – Significant accounting principles (contd.)

h.	Provision for doubtful debts

The provision for doubtful debts is calculated mainly on a specific basis for debts whose collection is in doubt.

i.	Inventories

Inventories are valued at cost or realization value, whichever is lower. Cost is determined mainly by the "first-in first-out" method.

j.	Investments in investee companies

Investments in shares of investee companies are presented by the equity method. Regarding the policy of amortizing goodwill, see Note 2e above.

k.	Fixed assets

Fixed assets are presented at cost less accumulated depreciation.
Depreciation is calculated by the straight line method on the basis of the estimated useful lives of the assets.

The annual rates of depreciation are:

Furniture and equipment – 6-20% (mainly 10%), vehicles – 15%, computers and peripheral equipment - 20-33%, and improvements to rented property – 10%.

l.	Deferred taxes

Deferred taxes are calculated for temporary differences. Temporary differences include timing differences in charging expenses and revenues between the financial statements and their recognition for tax purposes, differences for the value for tax purposes of assets and liabilities, and their book value and deductions for transfer for tax purposes. The deferred taxes are calculated at the tax rate expected to apply at the time of their realization.

In calculating the deferred taxes, taxes which should have applied in the event of realizing assets in investee companies have not been taken into account as the Company does not intend to realize them.

TEAM SOFTWARE INDUSTRIES LTD.

Note 2 – Significant accounting principles (contd.)

m.	Consumer price index and rate of exchange of foreign currency

	1.	Balances in foreign currency or linked to foreign currency are included at the representative rate on the balance sheet date.

	2.	Balances linked to the consumer price index are included on the basis of the index to which they are linked.

	3.	The following are data on the consumer price index and the rate of exchange of the U.S. dollar:

	Israeli Consumer Price Index	Rate of exchange of $1 U.S.
September 30, 2002	182.8	4.871
December 31, 2001	170.9	4.416
December 31, 2000	168.5	4.041
December 31, 1999	168.5	4.153
December 31,1998	166.3	4.160

Increase (decrease) during the year:
1-9/2002	6.9%	10.3%
2001	1.4%	9.2%
2000	0%	(2.7%)
1999	1.3%	(1.17%)

n.	Recognition of revenues

1.

Revenues from software licenses that require significant customization, integration, installation and development services are recognized, based on Standard of Position No. 81-1 "Accounting for Performance of Construction – Type and Certain Production - Type Contracts ("SOP No. 81-1"), using contract accounting on a percentage of completion method based on the relationship of actual costs incurred to total costs estimated to be incurred over the duration of the contract.

According to SOP 81-1, costs that are incurred for a specific anticipated contract prior to the existence of a persuasive evidence of an agreement are deferred, subject to evaluation of their probable recoverability, and only if the costs can be directly associated with a specific anticipated contract. Such deferred costs are recorded as unbilled contract costs.

Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined in the amount of the estimated loss on the entire contract.

	2.	Revenues from services are posted proportionally over the period of the agreement or upon providing the service.

o.	Earnings per share
Earnings per share are calculated in accordance with the provisions of Pronouncement 55 of the Institute of Certified Public Accountants in Israel.

TEAM SOFTWARE INDUSTRIES LTD.

NOTE 2 - Significant Accounting Principles – (contd.)

p.	Financial instruments

The Company’s financial instruments include mainly non-derivative assets and liabilities – cash and cash equivalents, marketable securities, trade and other receivables, and trade and other payables. Due to their character the fair value of these instruments is not significantly different from the value presented in the financial statements.

q.	New accounting standards

In October 2001, the Israeli Accounting Standards Board ("IASB") issued Accounting Standard No. 12 – "Discontinuance of Adjusting Financial Statements for Inflation". Standard No. 12 provides for the discontinuance of inflation-adjusted financial statements and the return to the nominal-historical financial reporting as it is generally practiced in the world, due to the significant decrease in recent years in the inflation rates, and the less common usage of linkage in the Israeli economy.

According to this Standard, the adjustment of financial statements for inflation will be discontinued commencing January 1, 2004. Through December 31, 2003, the Company will continue to prepare financial statements, adjusted for inflation in accordance with the pronouncements issued by the Institute of Certified Public Accountants in Israel . The inflation-adjusted amounts as of December 31, 2003, will be the base for the nominal-historical financial reporting in the subsequent periods.

Upon the issuance of Standard No. 12, the provisions of the Israeli Institute’s pronouncements with respect to translation of foreign operations were replaced by Israeli Accounting Standard No. 13 – "The Effects of Changes in Foreign Exchange Rates".

TEAM SOFTWARE INDUSTRIES LTD.

	December 31

	2000	2001	2001

	Adjusted NIS of September 2002		Convenience translation into dollars (Note 2c)

	(Unaudited)

	(in thousands)
Note 3 – Cash and cash equivalents
In Israeli currency	-	13,169	2,704
In foreign currency	-	1,207	247

	-	14,376	2,951

Note 4 – Trade receivables
Open accounts	-	20,980	4,307
Revenues receivable	-	1,220	251

	-	22,200	4,558
Less – Provision for doubtful debts	-	(1,058)	(217)

	-	21,142	4,341

Note 5 – Other receivables
Institutions	-	766	157
Receivables from the sale of a building	-	455	93
Parent company	-	50	10
Prepaid and other expenses	-	631	130
Deferred taxes	-	2,264	465

	-	4,166	855

Note 6 – Investee companies
a. Associated company(1)
Cost	1,042	1,042	214
Retained earnings	138,239	174,110	35,744

Total investment	139,281	175,152	35,958

Including surplus of cost over equity on the date of acquisition, net	184	167	34

Stock exchange value at end of period (2)	304,515	547,335	112,366

(1)	As of December 31, 2001 the Company held 39.4% of T.T.I’s shares (December 31, 2000 - 40.68%). Regarding the acquisition of T.T.I’s shares after the balance sheet date, see Note 24.

(2)	The stock exchange value on December 31, 2002 based on the ownership percentage on December 31, 2001 equals NIS 119,539 thousands.

TEAM SOFTWARE INDUSTRIES LTD.

Note 6 – Investee companies (contd.)

b. Proportionate consolidated company

As mentioned in Note 1a, in October 2001 the Company acquired from a company controlled by Team Computers, its holdings in a proportionate consolidated company.

The following is condensed data (50%) from the financial statements of the proportionate consolidated company, McKit:

	December 31

	2000	2001	2001

	Adjusted NIS of September 2002		Convenience translation into dollars (Note 2c)

	(Unaudited)

	(in thousands)
1. Condensed balance sheet
Current assets	2,626	3,135	644
Fixed and other assets	1,124	961	197

	3,750	4,096	841

Current liabilities	1,796	1,966	404
Long-term liabilities	1,647	1,610	331

	3,443	3,576	735

	Year ended December 31

	1999	2000	2001	2001

	Adjusted NIS of September 2002			Convenience translation into dollars (Note 2c)

	(Unaudited)

	(in thousands)
2. Condensed income statement of data

Revenues	5,389	6,681	7,299	1,498

Gross profit	2,578	3,030	3,225	662

Operating income	81	393	268	55

Net income	27	193	189	39

3. Condensed cash flow data

Cash flows provided by (used for) operatingactivities	(307)	576	865	177

Cash flows used for investing activities	(171)	(273)	(50)	(10)

Cash flows provided by (used for) financingactivities	508	(353)	(202)	(41)

TEAM SOFTWARE INDUSTRIES LTD.

Note 7 – Fixed assets

	Computers, software and peripheral equipment	Vehicles	Office furniture and equipment	Improvements to rented property	Total

	Adjusted NIS of September 2002

	(Unaudited)

	(In thousands)
Cost
Balance at beginning of year	-	-	-	-	-
Joining consolidation	9,615	4,157	2,271	1,709	17,752
Additions during year of account	32	-	1	79	112
Withdrawals during year of account	(815)	(102)	(109)	-	(1,026)

Balance at end of year	8,832	4,055	2,163	1,788	16,838

Accumulated depreciation
Balance at beginning of year	-	-	-	-	-
Joining consolidation	8,386	2,312	1,067	334	12,099
Depreciation for the year	27	15	4	16	62
Withdrawals during the year of account	(811)	(69)	(85)	-	(965)

Balance at end of year	7,602	2,258	986	350	11,196

Depreciated balance as at Dec. 31, 2001	1,230	1,797	1,177	1,438	5,642

	Convenience translations into dollars (Note 2 c)

Cost
Balance at beginning of year	-	-	-	-	-
Joining consolidation	1,973	853	467	350	3,643
Additions during year of account	6	-	-	17	23
Withdrawals during year of account	(166)	(21)	(22)	-	(209)

Balance at end of year	1,813	832	445	367	3,457

Accumulated depreciation
Balance at beginning of year	-	-	-	-	-
Joining consolidation	1,721	475	219	68	2,483
Depreciation for the year	6	3	1	3	13
Withdrawals during the year of account	(166)	(14)	(17)	-	(197)

Balance at end of year	1,561	464	203	71	2,299

Depreciated balance as at Dec. 31, 2001	252	368	242	296	1,158

TEAM SOFTWARE INDUSTRIES LTD.

	December 31

	2000	2001	2001

	Adjusted NIS of September 2002		Convenience translation into dollars (Note 2c)

	(Unaudited)

	(in thousands)
Note 8 - Other assets
Goodwill
Cost	-	12,652	2,597
Accumulated amortization	-	2,366	485

Depreciated cost as at Dec. 31, 2001	-	10,286	2,112

Note 9 - Short-term bank credit and loans
Overdrafts	-	775	159
Short-term loans	-	14	3
Current maturities of long-term loans	-	64	13

	-	853	175

Note 10 - Trade payables
Open accounts	-	2,471	507
Checks payable	-	267	55

	-	2,738	562

Note 11 – Other payables
Employees	-	4,488	921
Institutions	-	1,012	208
Provisions for leave	-	1,044	214
Revenues in advance	-	2,738	562
Accrued and other expenses	-	1,848	380
Parent company	-	278	57

	-	11,408	2,342

TEAM SOFTWARE INDUSTRIES LTD.

Note 12 - Liabilities to banks and others

	December 31

	2000	2001	2001

	Adjusted NIS of September 2002		Convenience translation Into dollars(Note 2c)

	(Unaudited)

	(In thousands)
1. Composition
Liability to parent company (1)	1,042	20,233	4,154
Liability to banks	-	118	24
Less current maturities	-	(64)	(13)

	1,042	20,287	4,165

2. Repayment dates
First year – current maturities	-	64	13
Second year	-	54	11

	-	118	24

(1)	Loans used to acquire investee companies as mentioned in Note 1. After the balance sheet date loans received from banks used for acquiring the investments were assigned to the Company by the parent company.
Note 13 – Liabilities for severance pay, net

Liabilities for severance pay	-	4,899	1,006
Less funded amount deposited	-	(2,342)	(481)

	-	2,557	525

The liabilities of the Group due to the termination of employer/employee relations are fully covered by the payments of premiums in "management insurance" policies and by the liabilities included in the balance sheet.

The accumulated amounts in the management insurance policies are not presented in the financial statements as they are neither controlled nor managed by the Group of Companies.

The earmarked funds are deposited in approved severance pay funds in the name of the Group of Companies and include accumulated profits up to the balance sheet date. The withdrawal of the earmarked funds is subject to compliance with the provisions of the Severance Pay Law.

Note 14 - Shareholders’ equity

Share Capital	Number of shares as at December 31, 2000 and 2001

	Authorized	Issued and paid up

Ordinary shares of NIS 1	20,000	100

TEAM SOFTWARE INDUSTRIES LTD.

	December 31

	1999	2000	2001	2001

	Adjusted NIS of September 2002			Convenience translation into dollars (Note 2c)

	(Unaudited)

	(in thousands)
Note 15 – Cost of revenues

Wages	81,338	20,455	656	135
Other	12,655	1,627	615	126
Depreciation and amortization	4,746	1,478	-	-

	98,739	23,560	1,271	261

Note 16 – Selling and marketing expenses

Salaries and related expenses	17,529	4,289	197	40
Other	9,746	3,880	273	56

	27,275	8,169	470	96

Note 17 – General and administrative expenses

Salaries and related expenses	10,039	2,578	85	17
Depreciation and amortization	669	242	62	13
Other	2,479	993	123	25

	13,187	3,813	270	55

Note 18 – Other income(expenses), net

Gains from realization and from drop in the rate of holdings in investee companies	12,718	127,353	-	-
Other income (expenses) , net	53	-	(69)	(14)

	12,771	127,353	(69)	(14)

Note 19 - Taxes on income

a. Composition
Current taxes	2,013	28,381	21	5
Deferred taxes	(201)	(4)	24	5

	1,812	28,377	45	10

b. Taxation under inflationary conditions

The Income Tax Law (Adjustments for Inflation) in effect from the 1985 tax year, introduced measurement of the results for tax purposes on a real basis. The Company and its investee companies are assessed under this Law.

TEAM SOFTWARE INDUSTRIES LTD.

Note 20 – Related parties

1.	In 2001 the Company purchased from Team Computers (the parent company) holdings in investee companies as detailed in Note 1 to the financial statements.

	December 31

	2000	2001	2001

	Adjusted NIS of September 2002		Convenience translation into dollars (Note 2c)

	(Unaudited)

	(in thousands)
2. Balances with parent company:

In the framework of current assets:
Trade receivables	-	178	36
Other receivables	-	50	10

	-	228	46

In the framework of current liabilities:
Other payables	-	278	57

In the framework of long-term liabilities:
Loans	1,042	20,233	4,154

3. Transactions of an associated company with the parent company.:

	Year ended December 31

	1999	2000	2001	2001

	Adjusted NIS of September 2002			Convenience translation into dollars (Note 2c)

	(Unaudited)

	(in thousands)
a. Revenues
Revenues from commissions and providing services	1,994	1,469	4,601	945

b. General and administrative expenses
Rent and maintenance of building	4,583	6,104	6,137	1,260
Management services	1,015	2,783	3,005	617

	5,598	8,886	9,142	1,877

c. Transactions in fixed assets
Acquisition of fixed assets	4,725	5,155	9,515	1,953

d.	The debt of the associated company to the parent company on December 31, 2001 totaled NIS 12,543 thousands (December 31, 2000 – NIS 1,427 thousands).

TEAM SOFTWARE INDUSTRIES LTD.

Note 21 - Contingent liabilities and commitments

a.	Liens

	1.	The Company pledged its shares in a subsidiary to a bank to secure loans that the bank provided the Company in order to purchase these shares.
The amount secured with a lien on December 31, 2001 was NIS 17,344 thousand.

2.

A proportionate consolidated company has a floating charge for an unlimited amount registered on all its assets, share capital, goodwill and insurance rights, and a fixed charge on the Company’s vehicles. Amounts secured by the lien on December 31, 2001 stood at NIS 1,927 thousand.

b.	Claims

A claim was filed against a subsidiary for NIS 342 thousand. The plaintiff alleges, that the subsidiary company illegally cancelled an agreement from 1992 to provide maintenance services for software. A statement of defense has been filed. The subsidiary, based on the opinion of its legal advisors, believes that there is not any significant exposure due to this claim. No provision for it has been included in the financial statements.

TEAM SOFTWARE INDUSTRIES LTD.

NOTE 22 -	RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES:

The Company prepares its financial statements in accordance with Israeli GAAP. As applicable to these financial statements, Israeli GAAP vary in certain respects from U.S. GAAP, as described below:

	a.	Effect of inflation

In accordance with Israeli GAAP, the Company comprehensively includes the effect of the changes in the general purchasing power of Israeli currency in these financial statements, as described in Note 2b. In view of inflation in Israel, this is considered a more meaningful presentation than financial reporting based on historical cost. The adjustments to reflect the changes in the general purchasing power of Israeli currency have not been reversed in the reconciliation of Israeli GAAP to U.S. GAAP.

	b.	Goodwill amortization – adoption of FAS 141 and FAS 142

Under Israeli GAAP, goodwill arising from business combinations accounted for by the purchase method, and goodwill relating to investment in associated companies is generally amortized in equal annual installments over a period of 10 years. Under U.S. GAAP, according to the provisions of FAS 141 and FAS 142 (as from 2002), goodwill is not amortized. Since FAS 141 and FAS 142 did not come into effect before 2002, the goodwill amortization is not expressed in the following reconciliation.

	c.	Securities available for sale – adoption of FAS 115

Under U.S. GAAP the differences resulting from the revaluation to market value of securities available for sale until their sale are posted to capital reserve. Under Israeli GAAP these differences are posted to the Statement of Income.

	d.	Liability for employee rights upon retirement

Under U.S. GAAP, amounts funded with severance pay funds should be presented as a long-term investment among the Company’s assets. Under Israeli GAAP, the amounts funded as above are deducted from the related severance pay liability.

TEAM SOFTWARE INDUSTRIES LTD.

NOTE 22 -	RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES (Contd.):

e.

The Company’s reconciliation of net income, earnings per share and shareholders’ equity (for the years ended December 31, 2001, 2000 and 1999 relating to historical data and also to the proforma data as described in Note 23) between Israeli GAAP and U.S. GAAP are as follows:

	Year ended December 31
	1999	2000	2001	2001
	Adjusted NIS of September 2002			Convenience translation into dollars (Note 2c)
	(Unaudited)
	(In thousands)

PROFORMA DATA (Note 23)
Net income:	25,829	113,011	33,853	6,951
As reported in these financial statements under
Israeli GAAP
Effects of treatment of the following items under
U.S. GAAP
Loss from securities available for sale	--	189	475	97

Net income under US GAAP	25,829	113,200	34,328	7,048

Earnings per share:
Under Israeli GAAP	258.29	1,130.11	338.53	69.51

Under U.S. GAAP	258.29	1,132.00	343.28	70.48

HISTORICAL DATA
Net income:
As reported in these financial statements under
Israeli GAAP	26,338	114,384	35,892	7,369
Effects of treatment of the following items under
U.S. GAAP
Loss (gain) from securities available for sale	--	(141)	327	67

Net income under US GAAP	26,338	114,243	36,219	7,436

Earnings per share:
Under Israeli GAAP	263.38	1,143.84	358.92	73.69

Under U.S. GAAP	263.38	1,142.43	362.19	74.36

TEAM SOFTWARE INDUSTRIES LTD.

NOTE 22 -	RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES (Contd.):

	December 31

	2000	2001	2001

	Adjusted NIS of September 2002	Adjusted NIS of September 2002	Convenience translation into dollars (Note 2c)

	(In thousands)
Shareholders’ equity:
As reported in these financial statements under Israeli and U.S. GAAP	138,239	183,580	37,689

Cash flows:

There are no material differences between Israeli GAAP and U.S. GAAP with respect to the Company’s consolidated statement of cash flows.

f.	Proportionate consolidation

Under Israeli GAAP, jointly controlled companies are accounted for using the proportionate consolidation method. Under U.S. GAAP, investments in jointly controlled companies are accounted for by the equity method. Proportionate consolidation, however, is permitted by the United States Securities and Exchange Commission rules applicable to foreign private issuers, provided that the jointly controlled companies are operating entities the significant financial and operating policies of which are, by contractual agreement, jointly controlled by all parties having an equity interest in these entities, and provided that summarized financial data are presented as in Note 6b.

TEAM SOFTWARE INDUSTRIES LTD.

Note 23 - Presentation of proforma data

At the end of 2001 the Company acquired from Team Computers (the parent company) its holdings in a subsidiary (Comtech).

In addition, at the end of October 2001 the Company acquired from a company controlled by Team Computers the holdings in a proportionate consolidated company (McKit).

The proforma data for the years ended December 31, 2001, 2000 and 1999 presented below reflect the consolidated business results of the Company had the acquisitions been carried out on January 1, 1999.

	Year ended December 31

	1999	2000	2001	2001

	Adjusted NIS of September 2002			Convenience translation into dollars (Note 2c)

	(Unaudited)

	(in thousands)

Revenues	241,844	114,907	70,332	14,439
Cost of revenues	160,571	80,968	53,899	11,065

Gross profit	81,273	33,939	16,433	3,374

Selling and marketing expenses	29,686	13,714	6,970	1,431
General land administrative expenses	25,373	15,495	12,087	2,481

	55,059	29,209	19,057	3,912

Operating income (loss)	26,214	4,730	(2,624)	(538)

Financing income (expenses), net	2,397	(1,930)	259	53
Other income, net	10,119	128,166	19	4

Income (loss) before taxes	38,730	130,966	(2,346)	(481)

Taxes on income	2,408	27,732	402	82

Income (loss) after taxes	36,322	103,234	(2,748)	(563)

Company’s share in the results of associated company	-	13,284	35,871	7,364

Minority rights in results of subsidiaries	(10,493)	(3,507)	730	150

Net income	25,829	113,011	33,853	6,951

Earnings per share - basic and diluted	258.29	1,130.11	338.53	69.51

Number of shares used in calculating earnings per shares	100	100	100	100

TEAM SOFTWARE INDUSTRIES LTD.

NOTE 24 - Events after the Balance Sheet Date

a.

After the balance sheet date the Company acquired from Team Computers 682,250 additional shares of T.T.I., shares that Team Computers purchased on Nasdaq, in consideration for 4.8 million dollars (the cost of the shares to Team Computers).

After this acquisition the Company holds 44.75% of T.T.I.

b.	After the balance sheet date the Company acquired from Team Computers 114,000 additional shares of Comtech shares that Team Computers purchased on the TASE, in consideration for 0.5 million shekel.

After this acquisition the Company holds 64.73% of Comtech.

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Financial Statements as at September 30, 2002
Prepared in accordance with Israeli GAAP
(Unaudited)

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Consolidated Balance Sheet

	December 31	September 30

	2001	2002	2002

	Adjusted NIS of September 2002	Adjusted NIS of September 2002	Convenience translation into dollars (note 2c)

	(Unaudited)

	(In thousands)

Current Assets
Cash and cash equivalents	14,376	20,795	4,269
Short-term investments	304	303	62
Trade receivables	21,142	13,223	2,715
Other receivables	4,166	3,552	730
Inventories	53	77	16

	40,041	37,950	7,792

Investments and Long-Term Receivables
Associated company	175,152	187,727	38,540
Deferred taxes	806	687	141

	175,958	188,414	38,681

Fixed Assets	5,642	4,331	889

Other Assets	10,286	9,038	1,855

	231,927	239,733	49,217

Current Liabilities
Short-term bank credit and loans	853	2,778	570
Trade payable	2,738	1,408	289
Other payables	11,408	10,138	2,081

	14,999	14,324	2,940

Long-Term Liabilities
Liabilities to banks and others	20,287	17,845	3,664
Liabilities for severance pay, net	2,557	1,967	404

	22,844	19,812	4,068

Minority Interests	10,504	10,018	2,057

Shareholders’ Equity	183,580	195,579	40,152

	231,927	239,733	49,217

The notes accompanying the financial statements are an integral part thereof.

Shlomo Eisenberg	Meir Lipshes
Chairman of the Board	Director

Date of Approval of Financial Statements: February 5, 2003.

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Consolidated Statement of Income

	Nine months ended September 30

	2001	2002	2002

	Adjusted NIS of September 2002		Convenience translation into dollars (note 2c)

	(Unaudited)

	(In thousands)

Revenues	-	45,539	9,349
Cost of revenues	-	30,623	6,287

Gross profit	-	14,916	3,062

Selling and marketing expenses	-	4,615	947
General and administrative expenses	-	7,417	1,523

	-	12,032	2,470

Operating income	-	2,884	592

Financing expenses, net	-	1,763	362
Other income, net	-	16	3

	-
Income before taxes on income	-	1,137	233
Taxes on income	-	1,325	272

Loss after taxes on income	-	(188)	(39)
Company’s share in results of associated company	24,698	12,575	2,582
Minority rights in results of subsidiaries	-	(355)	(73)

Net income	24,698	12,032	2,470

Earnings per share – basic and diluted	246.98	120.32	24.70

Number of shares used in calculating earnings per share	100	100	100

The notes accompanying the financial statements are an integral part thereof.

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Consolidated Statement of Changes in Shareholders’ Equity
(unaudited)

	Adjusted NIS of September 2002

	Share capital	Capital reserves	Retained earnings	Total

	(In thousands)

Balance as at January 1, 2002	*	9,449	174,131	183,580

Movement during period 1-9/2002

Net income	-	-	12,032	12,032
Capital reserve from transactionwith controlling shareholder	-	(33)	-	(33)

Balance as at September 30, 2002	*	9,416	186,163	195,579

	Convenience translations into dollars (note 2c)

	Share capital	Capital reserves	Retained earnings	Total

	(In thousands)

Balance as at January 1, 2002	*	1,940	35,749	37,689

Movement during period 1-9/ 2002

Net income	-	-	2,470	2,470
Capital reserve from transaction with controlling shareholder	-	(7)	-	(7)

Balance as at September 30, 2002	*	1,933	38,219	40,152

The notes accompanying the financial statements are an integral part thereof.

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Consolidated Statement of Cash Flows

		Nine months ended September 30

		2001	2002	2002

		Adjusted NIS of September 2002		Convenience translation into dollars (note 2c)

	Appendix	(Unaudited)

		(In thousands)
Cash flows from operating activities:
Net income		24,698	12,032	2,470
Reconciliations required to present Cash Flows from operating activities	A	(24,698)	(3,767)	(773)

Net cash provided by operating activities		-	8,265	1,697

Cash flows from investing activities:
Acquisition of fixed assets		-	(384)	(79)
Proceeds from realization of fixed assets		-	337	69
Proceeds from realization of marketable securities		-	5	1
Acquisition of securities of subsidiaries	B	-	-	-

Net cash used for investing activities:		-	(42)	(9)

Cash flows from financing activities:
Repayment of long-term loans		-	(1,257)	(258)
Repayment of short-term credit from banks, net		-	(547)	(112)

Net cash used for financing activities		-	(1,804)	(370)

Increase in cash and cash equivalents		-	6,419	1,318
Balance of cash and cash equivalents at beginning of period		-	14,376	2,951

Balance of cash and cash equivalents at end of period		-	20,795	4,269

The notes accompanying the financial statements are an integral part thereof.

TEAM SOFTWARE INDUSTRIES LTD.

	Nine months ended September 30

	2001	2002	2002

	Adjusted NIS of September 2002		Convenience translation into dollars (note 2c)

	(Unaudited)

	(In thousands)
Appendix A – Reconciliations required to present cash flows from operating activities:

Revenues and expenses not connected with cash flows:
Depreciation and amortization	-	2,322	477
Share in associated company’s results	(24,698)	(12,575)	(2,582)
Minority rights in results of subsidiaries	-	355	73
Deferred taxes, net	-	943	194
Decrease in liabilities for severance pay, net	-	(590)	(121)
Capital gains from sale of fixed assets	-	(16)	(3)
Erosion of long-term loans and liabilities	-	713	146
Income from marketable securities, net	-	(4)	(1)

	(24,698)	(8,852)	(1,817)

Changes in items of assets and liabilities
Decrease in trade receivables	-	7,919	1,626
Increase in other receivables	-	(210)	(43)
Increase in inventories	-	(24)	(5)
Decrease in trade payables	-	(1,330)	(273)
Decrease in other payables	-	(1,270)	(261)

	-	5,085	1,044

Total	(24,698)	(3,767)	(773)

Appendix B – Transactions not in cash:

During the period of report the Company purchased from a related company an additional investment in a subsidiary in consideration for the stock exchange value of the investment in the subsidiary on September 30, 2002.

The notes accompanying the financial statements are an integral part thereof.

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Notes to Condensed Financial Statements
September 30, 2002
(Unaudited)

NOTE 1 - ACCOUNTING PRINCIPLES:

The condensed consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Israel. As applicable to these financial statements, Israeli GAAP vary in certain respects from U.S. GAAP, as described in note 4.

NOTE 2 - BASIS OF PRESENTATION:

a.

The condensed consolidated interim financial statements at September 30, 2002 ("the interim financial statements") have been prepared in condensed form, in accordance with accounting principles generally accepted for interim financial statements. The generally accepted accounting principles applied in preparation of the interim financial statements are consistent with those applied in the preparation of the annual financial statements; nevertheless, the interim financial statements do not include all the information and notes required for annual financial statements.

b.

The financial statements have been prepared on the basis of historical cost adjusted to reflect the changes in the general purchasing power of the Israeli currency, in accordance with pronouncements of the Institute of Certified Public Accountants in Israel ("Israeli Institute"). All figures in the interim financial statements are presented in adjusted new Israeli shekels ("NIS") which have a uniform purchasing power as of September 30, 2002 ("adjusted NIS"), based upon the changes in the Israeli consumer price index (the "Israeli CPI").

c.	Convenience translation into U.S. dollars ("dollars" or "$"):

The adjusted NIS figures at September 30, 2002 have been translated into U.S. dollars using the representative exchange rate of the U.S. dollar at September 30, 2002 ($1 = NIS 4.871). The translation was made solely for convenience. The translated U.S. dollar figures should not be construed as a representation that the Israeli currency amounts actually represent, or could be converted into, U.S. dollars.

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Notes to Condensed Financial Statements
September 30, 2002
(Unaudited)

NOTE 2 BASIS OF PRESENTATION (Contd.)

d.	Following are data on the changes in the exchange rate of the dollar and in the Israeli CPI, during the reporting periods:

	Exchange rate of one dollar	Israeli CPI*
As of September 30:
2002	4.871	108.7
2001	4.355	102.2
Increase during nine months ended September 30:
2002	10.3%	6.9%
2001	7.8%	2.0%

* Based on the index for the month ending on each balance sheet date, on the basis of 2000 average = 100.

NOTE 3 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENT IN ISRAEL

In October 2001, the Israeli Accounting Standards Board ("IASB") issued Accounting Standard No. 12 – "Discontinuance of Adjusting Financial Statements for Inflation". Standard No. 12 provides for the discontinuance of inflation-adjusted financial statements and the return to the nominal-historical financial reporting as it is generally practiced in the world, due to the significant decrease in recent years in the inflation rates, and the less common usage of linkage in the Israeli economy.

According to this Standard, the adjustment of financial statements for inflation will be discontinued commencing January 1, 2004. Through December 31, 2003, the Company will continue to draw up financial statements, adjusted for inflation in accordance with pronouncements issued by the Israeli Institute. The inflation-adjusted amounts as of December 31, 2003, will be the base for the nominal-historical financial reporting in the following periods.

Upon the issuance of Standard No. 12, the provisions of the Israeli Institute’s pronouncements with respect to translation of foreign operations were replaced by Israeli Accounting Standard No. 13 – "The Effects of Changes in Foreign Exchange Rates".

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Notes to Condensed Financial Statements
September 30, 2002
(Unaudited)

NOTE 4-	RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES:

The Company prepares its financial statements in accordance with Israeli GAAP. As applicable to these financial statements, Israeli GAAP vary in certain respects from U.S. GAAP, as described below:

	a.	Effect of inflation

In accordance with Israeli GAAP, the Company comprehensively includes the effect of the changes in the general purchasing power of Israeli currency in these financial statements, as described in Note 2b. In view of inflation in Israel, this is considered a more meaningful presentation than financial reporting based on historical cost. The adjustments to reflect the changes in the general purchasing power of Israeli currency have not been reversed in the reconciliation of Israeli GAAP to U.S. GAAP.

	b.	Goodwill amortization – adoption of FAS 141 and FAS 142

Under Israeli GAAP, goodwill arising from business combinations accounted for by the purchase method, and goodwill relating to investment in associated companies is generally amortized in equal annual installments over a period of 10 years. Under U.S. GAAP, according to the provisions of FAS 141 and FAS 142, goodwill is not amortized.

	c.	Securities available for sale – adoption of FAS 115

Under U.S. GAAP the differences resulting from the revaluation to market value of securities available for sale until their sale are posted to capital reserve. Under Israeli GAAP these differences are posted to the Statement of Income.

	d.	Liability for employee rights upon retirement

Under U.S. GAAP, amounts funded with severance pay funds should be presented as a long-term investment among the Company’s assets. Under Israeli GAAP, the amounts funded as above are deducted from the related severance pay liability.

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Notes to Condensed Financial Statements
September 30, 2002
(Unaudited)

NOTE 4-	RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES: (Contd.):

e.

The Company’s reconciliation of net income, earnings per share and shareholders’ equity (for the period ended September 30, 2001 relating to historical data and also to the proforma data as described in Note 5) between Israeli GAAP and U.S. GAAP are as follows:

	Nine months ended September 30

	2001		2002	2002

	Historical Data	Proforma Data		Convenience Translation into dollars (note 2c)
	Adjusted NIS of September 2002

	(Unaudited)

	(In thousands)
Net income:
As reported in these financial statements under Israeli GAAP	24,698	22,704	12,032	2,470

Effects of treatment of the following items under U.S. GAAP:
Loss (gain) from securities available for sale	111	254	(562)	(115)
Amortization of goodwill	-	-	1,187	244

Net income under U.S. GAAP	24,809	22,958	12,657	2,599

Earnings per share:
Under Israeli GAAP	246.98	227.04	120.32	24.70

Under U.S. GAAP	248.09	229.58	126.57	25.99

	December 31	September 30

	2001	2002	2002

	Adjusted NIS of September 2002	Adjusted NIS of September 2002	Convenience translation into dollars (note 2c)

	(Unaudited)

	(In thousands)
Shareholders’ equity:
As reported in these financial statements under Israeli GAAP	183,580	195,579	40,152
Effect of treatment of the following items under U.S. GAAP:
Amortization of goodwill	-	1,187	244

Shareholders equity under U.S. GAAP	183,580	196,766	40,396

Cash Flows:

There are no material differences between Israeli GAAP and U.S. GAAP with respect to the companies consolidated statement of cash flows.

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Notes to Condensed Financial Statements
September 30, 2002
(Unaudited)

NOTE 4 -	RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES (Contd.):

f.	Proportionate consolidation

Under Israeli GAAP, jointly controlled companies are accounted for using the proportionate consolidation method. Under U.S. GAAP, investments in jointly controlled companies are accounted for by the equity method. Proportionate consolidation, however, is permitted by the United States Securities and Exchange Commission rules applicable to foreign private issuers, provided that the jointly controlled companies are operating entities the significant financial and operating policies of which are, by contractual agreement, jointly controlled by all parties having an equity interest in these entities, and provided that summarized financial data are given, as follows:

	1)	Balance sheet data:

	September 30

	2002	2002

	Adjusted NIS of September 2002	Convenience translation into dollars (note 2c)

	(Unaudited)

	(In thousands)

Assets
Current assets	3,741	768
Fixed and other assets	857	176

	4,598	944

Liabilities
Current liabilities	2,232	458
Long-term liabilities	1,530	314

	3,762	772

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Notes to Condensed Financial Statements
September 30, 2002
(Unaudited)

NOTE 4 -	RECONCILIATION BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN ISRAEL AND IN THE UNITED STATES (Contd.):

f.	Proportionate consolidation (contd.)

	2)	Operating results data:

	Nine month ended September 30

	2001	2002	2002

	Adjusted NIS of September 2002		Convenience translation into dollars (note 2c)

	(Unaudited)

	(In thousands)

Revenues	5,168	5,172	1,062

Gross profit	2,804	2,506	514

Operating income	147	440	90

Net income	111	211	43

3) Cash flow data:

	Nine month ended September 30

	2001	2002	2002

	Adjusted NIS of September 2002		Convenience translation into dollars (note 2c)

	(Unaudited)

	(In thousands)

Net cash provided by operating activities	1,130	795	163

Net cash provided by (used for) investing activities	12	(49)	(10)

Net cash used for financing activities	(203)	(28)	(6)

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Notes to Condensed Financial Statements
September 30, 2002
(Unaudited)

NOTE 5 - PRESENTATION OF PROFORMA DATA

At the end of 2001 the Company purchased from Team Computers (the parent company) its holdings in a subsidiary (Comtech).
In addition, at the end of October 2001 the Company purchased from a Company controlled by Team Computers its holdings in a subsidiary by a proportional consolidation.(McKit)
The proforma data for the period ended September 30, 2001 presented below reflect the consolidated business results of the Company had the purchases taken place at the beginning of the period.

Nine months ended September 30, 2001

Adjusted NIS of September 2002

(Unaudited)

Revenues	51,663
Cost of revenues	40,316

Gross profit	11,347

Selling and marketing expenses	5,333
General and administrative expenses	9,127

14,460

Operating loss	(3,113)

Financing revenues, net	20
Other revenues, net	68

Loss before taxes on Income	(3,025)
Taxes on income	153

Loss after taxes on income	(2,872)
Company’s share in results of associated company	24,698
Minority rights in results of subsidiaries	878

Net income	22,704

Earnings per share - basic and diluted	227.04

Number of shares used in calculating earnings per share	100

TEAM SOFTWARE INDUSTRIES LTD.
(an Israeli corporation)
Notes to Condensed Financial Statements
September 30, 2002
(Unaudited)

NOTE 6 - Events after the Balance Sheet Date

After the balance sheet date the Company acquired from Team Computers 682,250 additional shares of T.T.I. Team Telecom International Ltd. (hereinafter – "T.T.I."), shares that Team Computers purchased on Nasdaq, in consideration for 4.8 million dollars (the cost of the shares to Team Computers).

After this acquisition the Company holds 44.75% of T.T.I.

The letter of transmittal, certificates for shares and any other required documents should be sent or delivered by each tendering shareholder of TTI or such TTI shareholder's broker, dealer, bank, trust company or other nominee only to theDepositary at its address set forth below.

The Depositary for the offer is:

American Stock Transfer & Trust Company

By Hand/Overnight Courier:	By Facsimile Transmission:	By Mail:
(718) 234-5001
American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038 Attn: Reorganization Department	Confirm by Telephone: (718) 921-8200	American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038 Attn: Reorganization Department

Questions and requests for assistance may be directed to the Information Agent at its telephone numbers and locations listed below. Additional copies of this offer to purchase, the letter of transmittal, the notice of guaranteed delivery or any other tender offer materials may be obtained from the Information Agent. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the offer.

The Information Agent for the offer is:

105 Madison Avenue

New York, New York 10016

call collect (212) 929-5500

or

toll free (800) 322-2885

Email: proxy@mackenziepartners.com

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